Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE COMPANY CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE AND CONFIDENTIAL

FIRST AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

This FIRST AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “First Amendment”) dated as of November 10, 2021, is by and among SPARTAN ENERGY PARTNERS LP, a Delaware limited partnership (“Parent”), SPARTAN TERMINALS OPERATING, INC., a Delaware corporation (“Spartan Terminals”), SPARTAN OPERATING COMPANY LLC, a Delaware limited liability company (“Spartan Operating” and collectively with Spartan Terminals, the “Exiting Guarantors”), SPARTAN ENERGY SERVICES LLC, a Delaware limited liability company (“Spartan LLC” or “Borrower”), TREATING HOLDCO LLC, a Delaware limited liability company (“New Guarantor”), the Lenders party hereto and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

RECITALS:

A. Parent, Borrower, the Exiting Guarantors, the Lenders and Agent are parties to that certain Loan, Security and Guaranty Agreement dated as of January 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of Parent and Borrower, as borrowers.

B. Borrower has advised Agent that 100% of the issued and outstanding membership interests of Borrower will be transferred, directly or indirectly, to CSI Compressco Sub Inc., a Delaware corporation (“CSI Compressco Sub”) on the First Amendment Effective Date (the “CSI Restructuring”) pursuant to certain contribution documents (the “CSI Restructuring Documents”), and in connection with the CSI Restructuring, Borrower has requested that (i) Parent and Exiting Guarantors be released as Obligors under the Loan Agreement and (ii) New Guarantor be added to the Loan Agreement as a Guarantor.

C. Borrower has also advised Agent that Borrower will purchase Compressor Units from CSI Compressco LP, a Delaware limited partnership (“CSI Compressco LP”), and its Affiliates on the First Amendment Effective Date (the “First Amendment Compressor Unit Acquisition”) pursuant to certain acquisition documents (the “First Amendment Compressco Sale-Leaseback Documents”) and, in connection with the First Amendment Compressor Unit Acquisition, Borrower has requested that Lenders increase the Commitments from $55,000,000 to $70,000,000.

D. Borrower, the Lenders and Agent desire to add New Guarantor to the Loan Agreement, increase the Commitments, release the Parent and Exiting Guarantors and amend certain other provisions of the Loan Agreement as more fully described herein.

E. NOW, THEREFORE, to induce Agent and the Lenders to enter into this First Amendment and in consideration of the promises and the mutual covenants herein contained and subject solely to the satisfaction of the conditions set forth in Section 3 below, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise indicated, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Loan Agreement, as amended by this First Amendment.

Section 2. Amendments to Loan Agreement. The Loan Agreement, the Exhibits and the Schedules thereto are hereby amended to delete the red stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the blue double underlined text (indicated in the same manner as the following example: underlined text) as and where indicated in Annex A attached hereto.

Section 3. Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 14.1 of the Loan Agreement):

3.1 Agent shall have received from the Lenders, Parent, Exiting Guarantors, Borrower and the New Guarantor, counterparts in accordance with Section 6.5 of this First Amendment signed on behalf of such Person.

3.2 All filings or recordations necessary to perfect Agent’s Liens in the Collateral (other than any such filings to occur on the First Amendment Effective Date in accordance with the terms of the Loan Agreement) shall have been made, and Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

3.3 Borrower shall have delivered, or have caused to be delivered, to Agent each of the following items, each in form and substance satisfactory to Agent:

(a) a certificate of a duly authorized officer of Borrower and New Guarantor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the First Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this First Amendment; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(b) copies of the charter documents of Borrower and New Guarantor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization as of a recent date, together with good standing certificates as of a recent date for such Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification;

(c) a certificate from a knowledgeable Senior Officer of Borrower and New Guarantor certifying that as of the First Amendment Effective Date, immediately after giving effect to this First Amendment, (i) each Obligor is Solvent; (ii) no Default or Event of Default has occurred and is continuing; and (iii) all of the representations and warranties contained in each Loan Document and this First Amendment are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except for representations and warranties that expressly relate to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date;

(d) a written opinion of Vinson & Elkins L.L.P., as well as any local counsel to Borrower and New Guarantor or Agent;

(e) an appraisal report addressed to Borrower from an appraisal firm of nationally recognized standing, which report indicates that the First Amendment Compressor Unit Acquisition is on terms that are no less favorable to CSI Compressco LP or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(f) an appraisal report addressed to Agent from an appraisal firm of nationally recognized standing, which report indicates the NOLV of the Compressor Units subject to the First Amendment Compressor Unit Acquisition; and

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(g) certificates of insurance for the insurance policies carried by Borrower and New Guarantor in compliance with the Loan Documents.

3.4 The CSI Restructuring shall be consummated substantially concurrently with the First Amendment Effective Date in accordance with the terms of the CSI Restructuring Documents, final copies of which (including the Management Services Agreement) must be provided to Agent on or prior to the First Amendment Effective Date and be in form and substance reasonably satisfactory to it.

3.5 The First Amendment Compressor Unit Acquisition shall be consummated substantially concurrently with the First Amendment Effective Date in accordance with the terms of the First Amendment Compressco Sale-Leaseback Documents, final copies of which must be provided to Agent on or prior to the First Amendment Effective Date and be in form and substance reasonably satisfactory to it and which shall include lien releases for the acquired Compressor Units from Compressco’s noteholders.

3.6 An amendment to CSI Compressco LP’s existing credit facility with Bank of America (the “Compressco ABL Facility”) shall be consummated substantially concurrently with the First Amendment Effective Date, a final copy of which must be provided to Agent on or prior to the First Amendment Effective Date and be in form and substance satisfactory to it.

3.7 Agent shall have received evidence that each of Borrower, New Guarantor and their Subsidiaries have been designated as “Unrestricted Subsidiaries” under the Compressco ABL Facility and the Compressco Notes.

3.8 Agent shall have received evidence that Parent and Exiting Guarantors hold no material assets other than (i) those listed on Schedule I hereto and (ii) Compressco Units and Equity Interests issued by Spartan Energy Holdco LLC, a Delaware limited liability company.

3.9 Agent shall have received a sources and uses for the Borrower giving effect to this First Amendment and the transactions contemplated hereby (including removal of the assets listed on Schedule I from the Borrowing Base, consummation of the First Amendment Compressor Unit Acquisition and payment in full of the purchase price for the First Amendment Compressor Unit Acquisition), which shall indicate Availability is at least $12,000,000 after giving effect thereto.

3.10 Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date in connection with this First Amendment and any other Loan Document, including, to the extent invoiced, reimbursement or payment of legal fees of Haynes and Boone, LLP, counsel to Agent, and all other expenses required to be reimbursed or paid by Borrower pursuant to the Loan Agreement or any other Loan Document.

3.11 Agent shall have received, for the account of the Lenders, an upfront fee in an amount equal to [***]% of the incremental Commitments made by each Lender on the First Amendment Effective Date (it being understood that the total aggregate upfront fees payable by Borrower in connection with the First Amendment shall be $[***]), which shall be fully earned upon the First Amendment Effective Date, shall be nonrefundable for any reason whatsoever, and shall be in addition to any other fees, costs and expenses payable pursuant to this First Amendment, the Loan Agreement or any other Loan Document. Such upfront fee shall be paid in U.S. dollars and in immediately available funds and shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by Borrower for such amount as provided in the Loan Agreement.

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3.12 (i) Prior to the First Amendment Effective Date, Agent shall have received all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case after giving effect to the CSI Restructuring, requested by Agent; (ii) prior to the First Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to Agent a Beneficial Ownership Certification in relation to such Borrower after giving effect to the CSI Restructuring; and (iii) as of the First Amendment Effective Date, the Beneficial Ownership Certification and other information provided pursuant to this Section 3.12 shall be true and correct in all respects.

3.13 Agent shall have received such other assurances, certificates, documents, consents or instruments as Agent or any Lender reasonably may request prior to the First Amendment Effective Date.

By providing counterparts to this First Amendment to Agent as required under Section 3.1, each of the undersigned Obligors represents and warrants that, as of the First Amendment Effective Date, the conditions set forth in this Section 3 of this First Amendment are satisfied.

Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received, to the satisfaction of Agent, documents evidencing compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 14.1 of the Loan Agreement; provided that the First Amendment Effective Date must occur on or prior to December 31, 2021 or this First Amendment shall have no further force or effect. Such declaration shall be final, conclusive and binding upon all parties to the Loan Agreement for all purposes.

Section 4. Release of Parent and Exiting Guarantors; Post-Closing Covenants. Effective as of the First Amendment Effective Date and except as provided below, Agent and the Lenders hereby (a) release Parent and Exiting Guarantors from all of their obligations under the Loan Documents, except for obligations and provisions that expressly survive termination pursuant to their terms, (b) release their security interests created under the Security Documents in the Collateral of Parent and Exiting Guarantors, and (c) at Borrower’s expense, agree to execute any further relevant release documentation to effect the foregoing. Notwithstanding the foregoing the foregoing releases shall not apply with respect to certain Deposit Accounts of Parent and Spartan Operating and the funds therein, and Agent shall retain all liens thereon and rights thereto, as set forth in that certain letter agreement among Parent, Spartan Operating, Borrower and Agent dated as of the date hereof. Within 30 days following the First Amendment Effective Date (or such later date as Agent may agree), Obligors shall deliver such insurance policy endorsements as Agent may request for Borrower and New Guarantor, all in compliance with the Loan Documents.

Section 5. Joinder of New Guarantor. By its execution of this First Amendment, New Guarantor shall be deemed to join and be a party to the Loan Agreement and shall have all of the rights and obligations of a “Guarantor” and an “Obligor” under the Loan Agreement and agrees that it is a “Guarantor” and an “Obligor” and bound under the terms of the Loan Agreement as if it had been an original signatory thereto. New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement. New Guarantor hereby irrevocably and unconditionally guarantees the Obligations to the extent set forth in, and subject to the terms of, Section 5.10 of the Loan Agreement. In furtherance of the foregoing, to secure the Obligations New Guarantor hereby assigns, pledges and grants to Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest in and to its Collateral described in, and to the extent set forth under, Section 7 of the Loan Agreement, whether now owned or hereafter acquired.

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Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Loan Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment. On and after the First Amendment Effective Date, this First Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement, as amended by this First Amendment, and the other Loan Documents. On and after the First Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Loan Agreement, shall, unless the context otherwise requires, mean the Loan Agreement, as amended by this First Amendment. Each reference to the Loan Agreement in the other Loan Documents shall mean the Loan Agreement, as amended by this First Amendment. The amendments contemplated by this First Amendment are limited solely to the items expressly set forth herein and are subject to the conditions set forth herein.

6.2 Reservation of Rights. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly set forth herein, (i) constitute a consent to any action or inaction by Obligors, (ii) be a consent to any other amendment, waiver or modification of any term or condition of the Loan Agreement or any other Loan Document, nor (iii) prejudice, limit, impair or otherwise affect or operate as a waiver of any right, power or remedy which Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document (after giving effect to this First Amendment). Nothing in this First Amendment shall be construed to imply any willingness on the part of Agent or the Lenders to grant any similar or future amendment (or any consent or waiver) of any of the terms and conditions of the Loan Agreement or the other Loan Documents.

6.3 RELEASE. EACH OF THE UNDERSIGNED PARENT, BORROWER, EXITING GUARANTORS AND NEW GUARANTOR (ON BEHALF OF ITSELF AND ITS AFFILIATES) HEREBY FOREVER WAIVES, RELEASES, ACQUITS AND DISCHARGES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, CROSSCLAIMS, COUNTERCLAIMS, RIGHTS OF SET-OFF AND RECOUPMENT), SUITS, DEMANDS, DEBTS, ACCOUNTS, LIABILITIES, OBLIGATIONS, JUDGMENTS, DAMAGES, ACTIONS AND CAUSES OF ACTIONS, WHETHER IN LAW OR IN EQUITY, OF WHATSOEVER NATURE AND KIND, WHETHER KNOWN OR UNKNOWN, WHETHER NOW OR HEREAFTER EXISTING, THAT THE UNDERSIGNED PARENT, BORROWER, EXITING GUARANTORS AND NEW GUARANTOR (AND EACH OF THEIR AFFILIATES) AT ANY TIME HAD OR HAS, OR THAT ITS SUCCESSORS, ASSIGNS, AFFILIATES, SHAREHOLDERS AND “CONTROLLING PERSONS” (WITHIN THE MEANING OF FEDERAL SECURITIES LAWS) HEREAFTER CAN OR MAY HAVE AGAINST AGENT, ANY LENDER AND ANY ISSUING BANK OR ANY OF THEIR RESPECTIVE AFFILIATES (AND EACH OF THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, TRUSTEES AND ADVISORS), IN EACH CASE THROUGH THE FIRST AMENDMENT EFFECTIVE DATE AND IN CONNECTION WITH THIS FIRST AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

6.4 Ratification and Affirmation. Borrower and New Guarantor each hereby renews, extends, ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, including its guaranty under Section 5.10 of the Loan Agreement of the Obligations as increased by this First Amendment. The amendments to the Loan Agreement contemplated hereby shall not limit or impair any Liens securing the Obligations, which Liens are hereby ratified and affirmed by Borrower and New Guarantor and shall continue to secure the Obligations as increased by this First Amendment.

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6.5 Counterparts. This First Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this First Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Parent, Borrower, Exiting Guarantors and New Guarantor agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person, enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Agent has agreed to accept such Electronic Signature, Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Parent, Borrower, Exiting Guarantors or New Guarantor without further verification and (b) upon the request of Agent or any Lender, any Electronic Signature shall be promptly followed by such number of manually executed counterparts as reasonably requested. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

6.6 Payment of Expenses. Borrower agrees to pay or reimburse Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared herewith and the transactions contemplated hereby, including, without limitation, all reasonable and documented out-of-pocket fees and expenses of Haynes and Boone, LLP, counsel to Agent, in each case, in accordance with Section 3.4 of the Loan Agreement.

6.7 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

6.8 GOVERNING LAW. THIS FIRST AMENDMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

6.9 CONSENT TO FORUM; BAIL-IN OF EEA FINANCIAL INSTITUTIONS; WAIVERS BY OBLIGORS. The provisions of Sections 14.14 and 14.16 of the Loan Agreement are hereby incorporated herein as though stated in their entirety herein, mutatis mutandis.

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6.10 INDEMNITY. The provisions of Section 14.2 of the Loan Agreement are hereby incorporated herein as though stated in their entirety herein, mutatis mutandis.

6.11 Inaction by Agent or Lenders. No failure or delay on the part of Agent or Lenders to exercise any right or remedy under the Loan Agreement, any other Loan Document or Applicable Law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Loan Agreement, any other Loan Document or Applicable Law, as applicable.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

OBLIGORS:

SPARTAN ENERGY SERVICES LLC, as Borrower

By:	/s/ David L. Edelmaier
Name:	David L. Edelmaier
Title:	Chief Financial Officer

TREATING HOLDCO LLC, as New Guarantor

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

Signature Page to

First Amendment to Loan, Security and Guaranty Agreement

RELEASED PARTIES:

SPARTAN OPERATING COMPANY LLC, as a Guarantor

By:	/s/ David L. Edelmaier
Name:	David L. Edelmaier
Title:	Chief Financial Officer

SPARTAN TERMINALS OPERATING, INC., as a Guarantor

By:	/s/ David L. Edelmaier
Name: Title:	David L. Edelmaier Chief Financial Officer

SPARTAN ENERGY PARTNERS LP, as Parent

By: Spartan Energy Partners GP LLC, its sole general partner

By:	/s/ David L. Edelmaier
Name:	David L. Edelmaier
Title:	Chief Financial Officer

Signature Page to

First Amendment to Loan, Security and Guaranty Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Terrance O. McKinney
Name:	Terrance O. McKinney
Title:	Senior Vice President

Signature Page to

First Amendment to Loan, Security and Guaranty Agreement

IBERIABANK, a Division of First Horizon, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Market President – Energy Lending

Signature Page to

First Amendment to Loan, Security and Guaranty Agreement

WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Lori Christian
Name:	Lori Christian
Title:	SVP

Signature Page to

First Amendment to Loan, Security and Guaranty Agreement

SCHEDULE I

[Intentionally omitted.]

ANNEX A

[see attached]

Annex A

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of January 29, 2021

SPARTAN ENERGY SERVICES LLC,

as Borrower,

TREATING HOLDCO LLC

AND CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

i

Section 7.	COLLATERAL	63
7.1	Grant of Security Interest	63
7.2	Lien on Deposit Accounts; Cash Collateral	64
7.3	Pledged Collateral	64
7.4	Other Collateral	68
7.5	Limitations	69
7.6	Further Assurances	69

Section 8.	COLLATERAL ADMINISTRATION	69
8.1	Borrowing Base Reports; Availability Reserves	69
8.2	Accounts	70
8.3	Inventory	71
8.4	Equipment	72
8.5	Administration of Deposit Accounts and Securities Accounts	72
8.6	General Provisions	72
8.7	Power of Attorney	73

Section 9.	REPRESENTATIONS AND WARRANTIES	74
9.1	General Representations and Warranties	74
9.2	Complete Disclosure	80

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	80
10.1	Affirmative Covenants	80
10.2	Negative Covenants	85
10.3	Financial Covenants	92

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	93
11.1	Events of Default	93
11.2	Remedies upon Default	95
11.3	License	96
11.4	Setoff	96
11.5	Remedies Cumulative; No Waiver	96

Section 12.	AGENT	97
12.1	Appointment, Authority and Duties of Agent	97
12.2	Agreements Regarding Collateral and Borrower Materials	98
12.3	Reliance By Agent	99
12.4	Action Upon Default	99
12.5	Ratable Sharing	100
12.6	Indemnification	100
12.7	Limitation on Responsibilities of Agent	100
12.8	Successor Agent and Co-Agents	101
12.9	Due Diligence and Non-Reliance	101
12.10	Remittance of Payments and Collections	102
12.11	Individual Capacities	102
12.12	Titles	103
12.13	Certain ERISA Matters	103
12.14	Bank Product Providers	103
12.15	No Third Party Beneficiaries	104

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	104
13.1	Successors and Assigns	104
13.2	Participations	104
13.3	Assignments	105
13.4	Replacement of Certain Lenders	106

Section 14.	MISCELLANEOUS	106
14.1	Consents, Amendments and Waivers	106
14.2	Indemnity	107
14.3	Notices and Communications	108
14.4	Performance of Obligors’ Obligations	110
14.5	Credit Inquiries	110
14.6	Severability	110
14.7	Cumulative Effect; Conflict of Terms	110
14.8	Execution; Electronic Records	110
14.9	Entire Agreement	111
14.10	Relationship with Lenders	111
14.11	No Advisory or Fiduciary Responsibility	111
14.12	Confidentiality	111
14.13	GOVERNING LAW	112
14.14	Consent to Forum; Bail-In of Affected Financial Institutions	112
14.15	Acknowledgement Regarding Supported QFCs	113
14.16	Waivers by Obligors	114
14.17	Patriot Act Notice	114
14.18	NO ORAL AGREEMENT	115

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Assignment
EXHIBIT B	Compliance Certificate

SCHEDULE 1.1	Commitments of Lenders
SCHEDULE 7.3	Pledged Collateral
SCHEDULE 8.5	Deposit Accounts and Securities Accounts
SCHEDULE 8.6.1	Business Locations
SCHEDULE 9.1.4	Names and Capital Structure
SCHEDULE 9.1.5	Real Estate in Special Flood Hazard Zone
SCHEDULE 9.1.11	Patents, Trademarks, Copyrights and Licenses
SCHEDULE 9.1.14	Environmental Matters
SCHEDULE 9.1.15	Restrictive Agreements
SCHEDULE 9.1.16	Litigation
SCHEDULE 9.1.18	Pension Plans
SCHEDULE 9.1.20	Labor Contracts
SCHEDULE 10.1.13	Post-Closing Maters
SCHEDULE 10.2.1	Existing Debt
SCHEDULE 10.2.2	Existing Liens
SCHEDULE 10.2.4	Existing Investments
SCHEDULE 10.1.15	Existing Affiliate Transactions

LOAN, SECURITY AND GUARANTY AGREEMENT

THIS LOAN, SECURITY AND GUARANTY AGREEMENT is dated as of January 29, 2021 (as amended, modified or supplemented from time to time, this “Agreement”), among SPARTAN ENERGY SERVICES LLC, a Delaware limited liability company (“Spartan LLC”, together with any additional borrowers joined following the Closing Date pursuant to Section 10.1.9, collectively, “Borrowers”), TREATING HOLDCO LLC, a Delaware limited liability company (“Holdings”), and certain of its Subsidiaries, as Guarantors, the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1. DEFINITIONS; RULES OF CONSTRUCTION.

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Accounts Formula Amount: an amount equal to the sum of, without duplication, (a) 90% of the Value of Eligible Investment Grade Accounts and (b) 85% of the Value of Eligible Non-Investment Grade Accounts; provided, that such percentages shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5.0%.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of an Obligor or Subsidiary with another Person.

Affected Financial Institution: any EEA Financial Institution or UK Financial Institution.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person. Without limitation to the foregoing, (a) any Person that directly or indirectly holds 20% or more of the Equity Interests of another Person shall be deemed to be an Affiliate of that Person for purposes of this Agreement and (b) Compressco and the Excluded Subsidiaries are Affiliates of the Obligors.

Agent: as defined in the introductory paragraph hereof.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates and Agent Professionals.

Agent Professionals: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained by Agent.

Agreement: as defined in the introductory paragraph hereof.

Allocable Amount: as defined in Section 5.10.3.

Anti-Corruption Law: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the Leverage Ratio for the last quarterly determination date:

Level	Leverage Ratio	Base Rate Loans	BSBY Loans
I	< 1.75 to 1.00	1.50%	2.50%
II	≥ 1.75 to 1.00 but ≤ 2.50 to 1.00	1.75%	2.75%
III	> 2.50 to 1.00	2.00%	3.00%

Until February 1, 2022, margins shall be determined as if Level III were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following Agent’s receipt of the Compliance Certificate and related financial statements due under Section 10.1.2(b) for the last month of each Fiscal Quarter. If Agent is unable to calculate the Leverage Ratio due to Borrowers’ failure to deliver any Compliance Certificate and financial statements when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Approved Fund: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor or Subsidiary, including any disposition in connection with a sale-leaseback transaction, synthetic lease or Division.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication, including, without limitation, with respect to any dilution reduction accounted for in the Accounts Formula Amount) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) reserves for sales taxes; and (f) subject to Section 8.1.2, additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time. For the avoidance of doubt, no dilution reserve will be imposed on the first 5.0% of Dilution Percent.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank of America: as defined in the introductory paragraph hereof.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Bank Product: any of the following products or services extended to an Obligor or a Subsidiary of an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services; and (d) other banking products or services, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the BSBY Rate for a one month interest period as of such day, plus 1.0%, without giving effect to any minimum floor rate specified in the definition of BSBY Rate; provided, that in no event shall the Base Rate be less than zero.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance reasonably satisfactory to Agent.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Bloomberg: Bloomberg Index Services Limited.

Borrowed Money: with respect to any Obligor or Subsidiary, without duplication, (a) any obligation that (i) arises from the lending of money by any Person to such Obligor or Subsidiary, (ii) is evidenced by notes, loan agreements, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business and not more than 60 days past due), or (iv) was issued or assumed as full or partial payment for Property or services; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided by Agent to Lenders in connection with the credit facility established by this Agreement.

Borrowers: as defined in the introductory paragraph hereof.

Borrowing: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination and based on the most recent Borrowing Base Report (as it may be adjusted hereunder), an amount equal to the lesser of (a) the aggregate Commitments, minus the Availability Reserve; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Rental Unit Formula Amount, minus the Availability Reserve.

Borrowing Base Report: a report of the Borrowing Base, in form and substance satisfactory to Agent, by which Borrowers certify as to the calculation of the Borrowing Base.

BSBY Loan: a Loan that bears interest based on clause (a) of the definition of BSBY Rate.

BSBY Rate: (a) for any Interest Period for a BSBY Loan, a per annum rate equal to the BSBY Screen Rate two Business Days prior to such Interest Period, with a term equivalent to such period; and (b) for any interest calculation relating to a Base Rate Loan on any day, a per annum rate equal to the BSBY Screen Rate with a term of one month commencing that day; provided, that in no event shall the BSBY Rate be less than 0.25%.

BSBY Replacement Date: as defined in Section 3.6.2.

BSBY Screen Rate: the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Business Day: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York.

Capital Expenditures: all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets (including the acquisition or manufacture of Inventory comprising Rental Units or their components), or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any financing lease or lease required to be capitalized for financial reporting purposes in accordance with GAAP, subject to Section 1.2.

Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) 103% of LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) the Sponsor shall cease to Control CSI Compressco LP or CSI Compressco GP; (b) CSI Compressco LP ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Holdings; (c) Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all Borrowers and the other Obligors; (d) the sale or transfer of all or substantially all assets of an Obligor, except to another Obligor or as expressly provided in Section 10.2.5; or (e) a “change of control” or similar event occurs under the Compressco ABL Facility or any Compressco Notes.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, (e) failure by any Obligor to perform or observe any terms of any Loan Document, or (f) reliance by any Indemnitee on a Communication executed using an Electronic Signature or in the form of an Electronic Record, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations, in each case, other than Excluded Property.

Commitment: for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.7 or an Assignment to which it is a party. “Commitments” means the aggregate amount of all Lenders’ Commitments. As of the First Amendment Effective Date, the aggregate amount of the Commitments is $70,000,000.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. §1 et seq.).

Communication: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Borrower Materials or Modification of a Loan Document.

Compliance Certificate: a certificate, in the form of Exhibit B or otherwise reasonably satisfactory to Agent, by which Obligors make certain representations and warranties and certify (a) compliance with Section 10.3, (b) that no Default or Event of Default has occurred and is continuing, and (c) certain financial statements.

Compressco: collectively, Spartan Holdco, CSI Compressco GP, CSI Compressco LP, CSI Compressco Operating, CSI Compressco Leasing, CSI Compressco Sub, CSI Compressco Finance and each of their subsidiaries (other than Holdings and its Subsidiaries).

Compressco ABL Facility: that certain Loan and Security Agreement dated as of June 29, 2018, by and among CSI Compressco LP, CSI Compressco Sub and CSI Compressco Operating, as Borrowers, Bank of America, as Administrative Agent, Issuing Bank and Swing Line Lender, and certain financial institutions party thereto as Lenders (as amended, restated, amended and restated, supplemented, modified or refinanced from time to time).

Compressco Acquisition: the acquisition, directly or indirectly, by the Obligors of all of the outstanding Equity Interests of CSI Compressco GP, and certain Compressco Units on the Closing Date pursuant to the Compressco Purchase Agreement.

Compressco Notes: collectively, the Compressco Senior Notes, the Compressco Secured Notes and any other Debt incurred under Section 10.2.1(g) of the Compressco ABL Facility (or any successor provision thereto or replacement thereof).

Compressco Purchase Agreement: that certain Purchase and Sale Agreement dated as of January 29, 2021, among Spartan Holdco, TETRA Technologies, Inc. and Spartan Energy Partners, LP, a Delaware limited partnership.

Compressco Secured First Lien Notes Indenture: the indenture dated as of March 22, 2018 (as amended, supplemented or otherwise modified from time to time), among CSI Compressco LP, CSI Compressco Finance, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral trustee.

Compressco Secured Notes: collectively, (a) CSI Compressco LP and CSI Compressco Finance’s 7.500% senior secured first lien notes due 2025 issued pursuant to the Compressco Secured First Lien Notes Indenture and (b) CSI Compressco LP and CSI Compressco Finance’s 10.000/10.750% senior secured second lien notes due 2026 issued pursuant to the Compressco Secured Second Lien Notes Indenture.

Compressco Secured Second Lien Notes Indenture: the indenture dated as of June 12, 2020 (as amended, supplemented or otherwise modified from time to time), among CSI Compressco LP, CSI Compressco Finance, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral trustee.

Compressco Senior Notes: CSI Compressco LP and CSI Compressco Finance’s 7.25% senior notes due 2022 issued pursuant to the Compressco Senior Notes Indenture.

Compressco Senior Notes Indenture: the indenture dated as of August 4, 2014 (as amended, supplemented or otherwise modified from time to time), among CSI Compressco LP, CSI Compressco Finance, the guarantors party thereto and U.S. Bank National Association, as trustee.

Compressco Units: any general or limited partnership interests in, or any incentive distribution rights or other Equity Interest of, CSI Compressco LP.

Compressor Packages: natural gas compression goods generally consisting of an engineered package of major serial numbered components including an engine, compressor, compressor cylinders, natural gas and engine jacket cooler, control devices and ancillary piping mounted on a metal skid.

Compressor Units: completed Compressor Packages of Borrowers held for use by such Borrowers in providing compression services to their customers in the Ordinary Course of Business, as evidenced by such Compressor Packages either then being or previously having been used by such Borrowers in providing compression services under a service contract with a customer or designated by such Borrowers for use under an executory contract for services with a customer.

Conforming Changes: with respect to use, administration of or conventions associated with BSBY Rate or any proposed Successor Rate, as applicable, any conforming changes to the definition of Base Rate, BSBY Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such applicable rate, and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated) or are franchise or branch profits Taxes.

Consolidated Cash Balance: at any time, (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Obligors and their Subsidiaries (it being understood that cash and Cash Equivalents of the Obligors that are subject to control agreements or Liens in favor of Agent shall, in each case, not be deemed “restricted” under this definition unless Agent has exercised its right of exclusive control or other similar provision under the relevant control agreement with respect thereto), less (b) the sum of (i) any checks or ACH payments drawn on the Obligors’ Deposit Accounts that have been written or initiated by the Obligors at or before such time but have not been paid, (ii) any cash or Cash Equivalents of the Obligors or any Subsidiary constituting purchase price deposits held in escrow by a third party pursuant to a binding and enforceable purchase and sale agreement, letter agreement or letter of intent with a third party containing customary provisions regarding the payment and refunding of such deposits, and (iii) cash or Cash Equivalents constituting Cash Collateral.

Consolidated Cash Balance Threshold: $3,500,000.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligation”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; or (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

CSI Compressco Finance: CSI Compressco Finance Inc., a Delaware corporation.

CSI Compressco GP: CSI Compressco GP LLC, a Delaware limited liability company.

CSI Compressco Leasing: CSI Compressco Leasing LLC, a Delaware limited liability company.

CSI Compressco LP: CSI Compressco LP, a Delaware limited partnership.

CSI Compressco Operating: CSI Compressco Operating LLC, a Delaware limited liability company.

CSI Compressco Sub: CSI Compressco Sub Inc., a Delaware corporation.

CSI Restructuring: the transfer of 100% of the issued and outstanding membership interests of Holdings and Spartan LLC, directly or indirectly, to CSI Compressco Sub on the First Amendment Effective Date.

CSI Restructuring Documents: those certain contribution documents giving effect to the CSI Restructuring.

Customer Location: at any time, any third party location where a Rental Unit is in the possession of a Person that is not an Obligor pursuant to a customer agreement.

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on such date by FRBNY, as administrator of the benchmark (or a successor administrator), on FRBNY’s website (or any successor source satisfactory to Agent).

Debt: as applied to any Person, without duplication, (a) all Borrowed Money; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (d) in the case of an Obligor, the Obligations; (e) all obligations to pay the deferred purchase price of property or services, including, without limitation, any purchase price adjustments or earnouts and indemnities with respect to the purchase of property or services; (f) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (g) all obligations, whether or not contingent, in respect of Disqualified Equity Interests valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; and (h) all payments that would be required to be made in respect of any Swap after giving effect to any netting agreement with respect thereto in the event of a termination (including an early termination) on the date of determination. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate (including margin) otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Designated Jurisdiction: a country or territory that is the target of a Sanction.

Dilution Percent: the percent, determined for Obligors’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Disqualified Equity Interests: any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to 180 days after the Termination Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to Full Payment of all Obligations; provided, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 180 days after the Termination Date shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Full Payment of the Obligations.

Distribution: any (a) declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); (b) distribution, advance or repayment of Debt to a holder of Equity Interests; (c) payment of any management or advisory fee to a holder of Equity Interests or Affiliate thereof (including payment of any Management Fees and Transaction Fees prior to the First Amendment Effective Date); or (d) purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Division: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Obligors at Bank of America, over which Agent has exclusive or springing control for withdrawal purposes; provided, that such Deposit Account is a collection account only and not also an operating or disbursement account.

Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is less than the greater of $7,000,000 or 10% of the aggregate Commitments and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than the greater of $7,000,000 and 10% of the aggregate Commitments at all times.

EBITDA: for any fiscal period and determined on a consolidated basis for Obligors and Subsidiaries in accordance with GAAP, the result of (a) net income, plus (b) without duplication, the sum of the following to the extent deducted in determining net income: (i) interest expense, plus (ii) all Taxes based on income (including any margin Tax related thereto), profits or capital gains (net of any cash tax refund actually received, but not less than zero), plus (iii) depreciation and amortization expense, plus (iv) losses arising from the sale of capital assets (excluding Rental Units and Inventory), plus (v) reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with negotiating and documenting the Loan Documents on the Closing Date and the Compressco Acquisition on the Closing Date, in an aggregate amount not to exceed $1,200,000 during the term of this Agreement, plus (vi) with respect to periods prior to the First Amendment Effective Date, Management Fees and Transaction Fees in an aggregate amount not to exceed $500,000 in any 12-month period, minus (c) without duplication, the sum of the following to the extent included in net income: (i) gains arising from the sale of capital assets, plus (ii) any extraordinary or non-recurring gains, plus (iii) the amount of all non-cash items increasing net income for such period (including any cancellation of indebtedness income). Notwithstanding the foregoing, EBITDA shall not include (to the extent otherwise included therein and whether by consolidation, the equity method of accounting or otherwise) the results of any Excluded Subsidiary (except that net income may include the amount of dividends or distributions actually paid in cash during such period by such Excluded Subsidiary to an Obligor). For purposes of determining EBITDA for periods prior to the First Amendment Effective Date, EBITDA shall be determined based on the results of Spartan Energy Partners and its Subsidiaries (excluding Compressco).

Solely for purposes of determining the Leverage Ratio, EBITDA may be calculated on a Pro Forma Basis in a manner and amounts approved by Agent in its reasonable discretion to give effect to any Pro Forma Transaction consummated at any time on or after the first date of the measurement period thereof as if each Pro Forma Transaction had been effected on the first day of such period.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Copy: as defined in Section 14.8.

Electronic Record and Electronic Signature: as defined in 15 U.S.C. §7006.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale or lease of Inventory or the rendition of services, is payable in Dollars, has been invoiced and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 20% of the aggregate Eligible Accounts, provided, that with respect to Investment Grade Account Debtors, Agent may determine a higher concentration limit in its Permitted Discretion; (d) it does not conform with a covenant or representation herein in any material respect; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; or Borrowers are not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects and assigned to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than a lien permitted by Section 10.2.2, which does not have priority over the Lien in favor of Agent); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale or lease to an Affiliate (including Compressco and Spartan International), from a sale or lease on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it is a credit card sale or an amount due from a credit card issuer or processor; or (p) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition or good leasable condition and is not damaged, defective, shopworn or otherwise unfit for sale or lease; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law (other than lubricants and hazardous materials that may be contained in the Inventory in the Ordinary Course of Business); (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than a lien permitted by Section 10.2.2, which does not have priority over the Lien in favor of Agent); (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) which is located at any Customer Location, unless such customer has delivered to Agent a Lien Waiver or such other documentation as Agent may reasonably require, including, a customer contract with terms acceptable to Agent; and (m) is reflected in the details of a current perpetual inventory report.

Eligible Investment Grade Account: any Eligible Account owing by an Investment Grade Account Debtor.

Eligible New Rental Units: Eligible Inventory consisting of newly-acquired or newly-constructed Rental Units which are not included in the most recent appraisal received by Agent pursuant to Section 10.1.1; provided, that any such Rental Units shall cease to constitute Eligible New Rental Units if such Rental Unit is not included in the first appraisal ordered and received by Agent after its acquisition to the extent owned at the applicable appraisal date.

Eligible Non-Investment Grade Account: any Eligible Account owing by a Non-Investment Grade Account Debtor.

Eligible Rental Units: Eligible Inventory consisting of Rental Units, excluding Eligible New Rental Units.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including all Governmental Approvals issued thereunder) relating to public health (to the extent related to exposure to Hazardous Materials, but excluding occupational safety and health matters regulated by OSHA) or the protection or prevention of pollution of the environment, including the Resource Conservation and Recovery Act (42 U.S.C. §§6991-6991i), Clean Water Act (33 U.S.C. §1251 et seq.) and CERCLA.

Environmental Notice: any notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release of Hazardous Materials or otherwise relating to environmental pollution or Hazardous Material, including any complaint, summons, citation, order, claim, demand, notice of actual or potential violation, or order or binding directive requiring investigation, remediation, or corrective action.

Environmental Release: spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing (including the abandonment or discarding of barrels, drums, containers or other closed receptacles).

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, including, warrants, options, or other rights to purchase or acquire, and securities convertible into or exchangeable for, an equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing of a notice of intent to terminate, treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Exam Trigger Period: the period (a) commencing on any day that Availability is less than the greater of $10,500,000 or 15% of the aggregate Commitments; and (b) continuing until, during each of the preceding 30 consecutive days, Availability has been more than the greater of $10,500,000 and 15% of the aggregate Commitments at all times.

Excluded Account: any Deposit Account (a) exclusively used for payroll, payroll taxes or employee benefits, (b) constituting zero-balance disbursement accounts acceptable to Agent, and (c) constituting petty cash accounts containing not more than $100,000 on deposit therein at any time (but no more than $500,000 for all such accounts in the aggregate).

Excluded Property: each of the following: (a) Real Estate (other than fixtures), (b) Equity Interests of (i) any Foreign Subsidiary or any Foreign Holdco in excess of 65% of the voting stock of such Foreign Subsidiary or Foreign Holdco and (ii) Gas Services Manpower, LLC, an Egyptian limited liability company, held by Spartan International, (c) any Obligor’s right, title or interest in any lease, license, contract or agreement (other than customer contracts, customer leases or work orders, Chattel Paper and Accounts) existing on the Closing Date if and to the extent that a security interest therein (x) is prohibited by or in violation of any Applicable Law or (y) is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition has been waived or would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (x) or (y) above, provided, further, that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Obligors’ business associated therewith or attributable thereto, (d) Deposit Accounts described in clause (a) of the definition of “Excluded Accounts”, (e) Property owned by any Obligor on the date hereof or hereafter acquired that is subject to a Purchase Money Lien securing a Purchase Money Debt or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Debt or Capital Lease) validly prohibits the creation of any other Lien on such Property (and, in the case of Property hereafter acquired, so long as such prohibition was not entered into in contemplation of such acquisition), (f) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral, (g) any property or assets to the extent that such grant of a security interest is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law (unless in each case, such Applicable Law, term, provision or condition has been waived or would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), (h) cash collateral that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge validly prohibit the existence of a Lien therein in favor of Agent (but “Excluded Property” will not include rights to the return of such cash), (i) Margin Stock or (j) Property in circumstances where Agent determines in its Permitted Discretion with written notice to Borrowers that the cost of obtaining or perfecting a security interest in such Property is excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property, including monies due or to become due to an Obligor (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

Excluded Subsidiaries: Spartan International.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9.2; and (d) any Taxes imposed pursuant to FATCA.

Extraordinary Expenses: all costs, expenses or advances incurred by Agent during an Event of Default or an Obligor’s Insolvency Proceeding, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Agent’s Liens, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate: for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

First Amendment Compressco Lease: the lease of the Compressor Units acquired in the First Amendment Compressor Unit Acquisition to Compressco pursuant to the First Amendment Compressco Sale-Leaseback Documents.

First Amendment Compressco Sale-Leaseback Documents: the documents and agreements entered into as of the First Amendment Effective Date governing the First Amendment Compressor Unit Acquisition and the First Amendment Compressco Lease, including that certain (a) Purchase Agreement and Bill of Sale between CSI Compressco Leasing, as seller, and Borrower, as buyer and (b) Equipment Lease Agreement between Borrower, as lessor, and CSI Compressco Operating, as lessee.

First Amendment Compressor Unit Acquisition: the Obligors’ acquisition of certain Compressor Units from Compressco on the First Amendment Effective Date, pursuant to the First Amendment Compressco Sale-Leaseback Documents.

First Amendment Effective Date: means November 10, 2021.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Obligors and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Obligors and Subsidiaries for the most recent 12 months, of (a) EBITDA minus the sum of Unfinanced Capital Expenditures (provided, that for purposes of such calculation (i) Unfinanced Capital Expenditures relating to the acquisition or construction of Eligible Rental Units and Eligible New Rental Units shall be limited to 20% of total Unfinanced Capital Expenditures made to acquire or construct Eligible Rental Units or Eligible New Rental Units during such period and (ii) the First Amendment Compressor Unit Acquisition shall not constitute Unfinanced Capital Expenditures), Permitted Tax Distributions and cash Taxes paid, to (b) Fixed Charges. For purposes of determining the Fixed Charge Coverage Ratio for periods prior to the First Amendment Effective Date, the Fixed Charge Coverage Ratio and its components shall be determined based on the results of Spartan Energy Partners and its Subsidiaries (excluding Compressco).

Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money and paid in cash (other than the Loans), Distributions made and paid in cash (excluding Permitted Tax Distributions and Distributions solely among Obligors), and cash payments made in respect of any Pension Plan.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Holdco: means any Subsidiary substantially all of whose assets consist of Equity Interests and/or Debt of one or more Subsidiaries that are Foreign Subsidiaries.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government outside of the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (i) any Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code or (ii) any Subsidiary of a Subsidiary described in clause (i) hereof.

FRBNY: Federal Reserve Bank of New York.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature (including Bank Products), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) delivery of a release by the Obligors with respect to any Claims. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

Funded Debt: as of any date of determination, the sum of all the Obligors’ and their Subsidiaries’ Debt for Borrowed Money, including under this Agreement and other Debt for borrowed money incurred under Section 10.2.1.

GAAP: generally accepted accounting principles in effect in the United States from time to time, subject to Section 1.2.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.10.3.

Guarantors: each Person that guarantees payment or performance of Obligations. As of the First Amendment Effective Date, the Guarantors include Spartan LLC (in respect of the obligations of the other Borrowers) and Holdings.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent, including this Agreement.

Hazardous Materials: any material regulated under Applicable Law because of its deleterious or harmful effect or potential such effects on the environment or on human health (with respect to exposure to such material in the environment), including without limitation (a) any chemical, material, waste, product or substance in any form defined or regulated under any Applicable Law as a “hazardous waste,” “toxic substance,” “hazardous substance,” or words of similar meaning or regulatory effect intended to define, list, or classify substances by reason of deleterious properties under any Applicable Law relating to the protection of the environment, (b) any petroleum or petroleum derivatives or any fraction thereof and (c) radioactive materials, asbestos, per- and polyfluoroalkyl substances, and polychlorinated biphenyls.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Payment Date: (a) for each BSBY Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans, the first day of each calendar month.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration (and which shall include Rental Units); all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (a) $2,000,000 and (b) 50% of the Value of Eligible Inventory (excluding both Eligible Rental Units and Eligible New Rental Units).

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests or Debt of a Person, or an advance, loan or capital contribution to or other investment in a Person.

Investment Grade Account Debtor: any Account Debtor whose long-term issuer rating is BBB- (or then equivalent grade) or higher by S&P or Baa3 (or then equivalent grade) or higher by Moody’s.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for any Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), any Lender or any replacement issuer appointed pursuant to Section 2.2.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including requests and applications) delivered by any Borrower or other Person to Issuing Bank or Agent in connection with a Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Obligors for draws under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request by Borrower Agent for issuance of a Letter of Credit, in form satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of an Obligor (but, for the avoidance of doubt, excluding Compressco).

Letter of Credit Subline: $5,000,000.

Leverage Ratio: on any date the ratio of (a) Funded Debt on such date to (b) EBITDA for the period of twelve consecutive calendar months ended on such date (or, if such date is not the last day of a calendar month, ended on the last day of the calendar month most recently ended prior to such date).

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and allows Agent to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver Collateral to Agent upon request; (c) for any Collateral held by a customer, repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to Agent upon request or provide Agent access to remove the Collateral; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a loan made by a Lender under the credit facility established by this Agreement.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Management Fees: as defined in, and payable by Spartan Energy Partners to Spartan Energy Partners GP on or before the First Amendment Effective Date pursuant to, the Spartan Partnership Agreement (but not to exceed 2.0% of trailing 12-month EBITDA (as defined in the Spartan Partnership Agreement)); provided, that no Management Fee may be charged (a) on the same EBITDA utilized for calculating the Transaction Fee or (b) with respect to the undistributed earnings of any Excluded Subsidiary except to the extent that like funds are received in cash by the Obligors from such Excluded Subsidiary for payment of such portion of the Management Fee.

Management Services Agreement: that certain Management Services Agreement between Spartan Energy Partners, Spartan Energy Partners GP, CSI Compressco, CSI Compressco GP and Spartan Operating Company LLC dated as of the First Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 10.2.9.

Margin Stock: as defined in Regulation U of the Federal Reserve Board of Governors.

Material Adverse Effect: a material adverse change in, or a material adverse effect on (a) the operations, business, assets, Properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Obligors and their Subsidiaries, taken as a whole; (b) the rights and remedies of Agent or any Lender under the Loan Documents or the validity or priority of Agent’s Lien on the Collateral; (c) the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents; or (d) the validity or enforceability against any Obligor of any Loan Document to which it is a party.

Material Contract: any agreement or arrangement to which an Obligor or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or to Debt in an aggregate amount of $1,000,000 or more.

Modification: any amendment, supplement, extension, approval, consent, waiver, change or other modification of or under a Loan Document, including any waiver of a Default or Event of Default.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Agent.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan with two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) Taxes paid or payable by Obligors as a result thereof; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV: the “in place” net orderly liquidation value of Rental Units expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Rental Units performed by an appraiser and on terms satisfactory to Agent.

Notice of Borrowing: a request by Borrower Agent for a Borrowing, in form satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent for conversion or continuation of a Loan as a BSBY Loan, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations; provided, however, an Obligor shall not include any Excluded Subsidiary, Foreign Subsidiary or Foreign Holdco.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Obligor or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each LC Document, fee letter, Lien Waiver, intercreditor agreement, Borrower Material, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: the amount by which Revolver Usage exceeds the Borrowing Base at any time.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: with respect to any Distribution made pursuant to Section 10.2.3(a)(viii), Permitted Acquisition made pursuant to Section 10.2.4(g), Investment made pursuant to Section 10.2.4(i) or 10.2.4(j) or Debt payment made pursuant to Section 10.2.6(b) (each, a “Payment Condition Transaction”):

(a) no Event of Default shall have occurred and be continuing on the date of such Payment Condition Transaction or would result after giving effect to such Payment Condition Transaction;

(b) both (i) Availability shall be higher than the greater of (x) $10,500,000 and (y) 15% of the Commitments then in effect after giving effect to and at all times during the 30 consecutive day period immediately prior to such Payment Condition Transaction on a pro forma basis as if the related payments were made at the beginning of such period and (ii) the Obligors shall be in compliance with each financial covenant set forth in Section 10.3 (determined on a pro forma basis for such Payment Condition Transaction) for the most recently ended month for which financial statements have been delivered; and

(c) at least two Business Days prior to (but in no event more than five Business Days prior to) such Payment Condition Transaction, Agent shall have received a certificate of a Senior Officer of Borrower Agent (i) certifying satisfaction of the foregoing conditions concurrently with such Payment Condition Transaction and (ii) setting forth in reasonable detail the pro forma calculations of such financial covenants and Availability (along with evidence supporting such pro forma calculations).

Payment Item: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan but including a Multiple Employer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition as long as (a) no Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Obligors and Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(e), 10.2.1(i) and 10.2.2(l); (e) the Payment Conditions are satisfied; and (f) Borrowers deliver to Agent, at least five Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: an Asset Disposition permitted by Section 10.2.5.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; and (c) arising under the Loan Documents.

Permitted Discretion: a determination made in good faith, using reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Obligors and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $2,000,000 at any time.

Permitted Tax Distributions: so long as Holdings is treated as a partnership or other pass-through entity (including a disregarded entity) for United States federal Tax purposes, tax distributions made on a quarterly basis to its partners or other holders of Equity Interests in an aggregate amount equal to the product of (1) the sum of all items of taxable income or gain allocated to such partners and holders by it for such taxable year less all items of deduction and loss allocated to such partners or holders for such taxable year, and loss carryforwards from prior periods that are eligible to offset such taxable income, and (2) the maximum combined U.S. federal, state and local income tax rate applicable to corporations doing business in New York, New York, taking into account the deductibility of state and local taxes against federal income taxes. Notwithstanding the foregoing, no Permitted Tax Distributions may be made in respect of (a) taxable income of the Excluded Subsidiaries except to the extent that a like amount is received by the Obligors in cash pursuant to tax distributions from such Excluded Subsidiaries and (b) any cancellation of indebtedness income.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

Plan: any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, maintained for employees of an Obligor or any ERISA Affiliate, or any such plan to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Plan Assets: means “plan assets” of any Benefit Plan(s) within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

Platform: as defined in Section 14.3.3.

Pledged Collateral: as defined in Section 7.3.

Pledged Debt Securities: as defined in Section 7.3.

Pledged Equity Interests: as defined in Section 7.3.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Forma Basis: relative to any Pro Forma Transaction, means that such transaction shall be deemed to have occurred as of the first day of the applicable period of measurement, and income statement items (whether positive or negative) attributable to the Property or Person subject to such transaction, (a) in the case of a Permitted Acquisition shall be included and (b) in the case of an Asset Disposition shall be excluded.

Pro Forma Transaction: (a) any Permitted Acquisition (including for Rental Units) with consideration greater than $5,000,000 and (b) any Asset Disposition of a Subsidiary or division or a business line permitted by Section 10.2.5 (other than pursuant to clause (a) of Section 10.2.5) for Net Proceeds greater than $5,000,000, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Debt.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor or Subsidiary, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s or Subsidiary’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (excluding Rental Units and Inventory); and (b) Debt (other than the Obligations) incurred within 30 days before or after acquisition of any fixed assets (excluding Rental Units and Inventory), for the purpose of financing any of the purchase price thereof; provided, that the principal component of such Debt does not exceed the cost of acquiring such fixed assets.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets (excluding Rental Units and Inventory) acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: no Event of Default exists upon giving effect to the Refinancing Debt and such Debt, when compared to the Debt being extended, renewed or refinanced, (a) does not have a greater principal amount, earlier final maturity or shorter weighted average life, (b) is subordinated to the Obligations to at least the same extent as the Debt being refinanced is subordinated (if applicable), (c) has representations, covenants, defaults and other terms no less favorable to Obligors than the Debt being refinanced, and (d) has no additional obligor, guarantor, Lien, or other recourse to any additional Person or Property than the Debt being refinanced.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c) or (i).

Reimbursement Date: as defined in Section 2.2.2.

Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a satisfactory Lien Waiver.

Rental Unit: any (a) Compressor Units, (b) completed amine plants of Borrowers mounted on metal skids held for use by such Borrowers in providing natural gas treatment services to their customers in the Ordinary Course of Business, as evidenced by such amine plants either then being or previously having been used by such Borrowers in providing natural gas treatment services under a service contract with a customer or designated by such Borrowers for use under an executory contract for services with a customer, and (c) gas coolers, refrigeration units, separators and other goods held by Borrowers for use in providing services to natural gas customers in the Ordinary Course of Business and approved by Agent (excluding trucks, trailers, office equipment and fixtures).

Rental Unit Formula Amount: the sum of (a) the lesser of (i) 80% of the NOLV of Eligible Rental Units (with depreciation calculated in accordance with GAAP) and (ii) 100% of the net book value of Eligible Rental Units (with respect to Eligible Rental Units acquired after the Closing Date, excluding Soft Costs), with depreciation calculated in accordance with GAAP, plus (b) 80% of the net book value of Eligible New Rental Units (excluding Soft Costs), with depreciation calculated in accordance with GAAP; provided that with respect to any Rental Unit subject to a contract that includes a purchase option, the formula amount for such Rental Unit shall not exceed the applicable purchase option price at such time.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is less than the greater of $7,000,000 or 10% of the aggregate Commitments and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than the greater of $7,000,000 and 10% of the aggregate Commitments at all times.

Required Lenders: Lenders holding more than 50% of (a) the aggregate outstanding Commitments; or (b) after termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender (including in its capacity as Issuing Bank) that funded the applicable Loan or issued the applicable Letter of Credit; provided, further, that in the event there are two or more Lenders, Required Lenders shall require at least two Lenders.

Rescindable Amount: as defined in Section 4.1.3(c).

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Usage: (a) the aggregate amount of outstanding Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor acceptable to Agent.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.

Scheduled Unavailability Date: as defined in Section 3.6.2.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by an Obligor or Subsidiary of an Obligor to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Account Control Agreement: a control agreement reasonably satisfactory to Agent executed by an institution maintaining a Securities Account for an Obligor, to perfect Agent’s Lien on such account.

Security Documents: the Guaranties, IP Assignments, Deposit Account Control Agreements, Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

Settlement Report: a report summarizing Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

SOFR: the secured overnight financing rate published by FRBNY as administrator of the benchmark (or a successor administrator), on its website (or any successor source satisfactory to Agent).

SOFR Adjustment: (a) with respect to Daily Simple SOFR, 0.11448%, and (b) with respect to Term SOFR, 0.11448% for a one month interest period, 0.26161% for a three month interest period and 0.42826% for a six month interest period.

Soft Costs: tooling and set-up costs, sales taxes, shipping costs and other “soft” costs.

Solvent: as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Spartan Energy Partners: Spartan Energy Partners LP, a Delaware limited partnership.

Spartan Energy Partners GP: Spartan Energy Partners GP LLC, a Delaware limited liability company.

Spartan Holdco: Spartan Energy Holdco, LLC, a Delaware limited liability company.

Spartan International: Spartan International, LLC, a Delaware limited liability company, and its subsidiary Gas Services Manpower, LLC, an Egyptian limited liability company.

Spartan LLC: as defined in the introductory paragraph hereof.

Spartan Partnership Agreement: that certain Agreement of Limited Partnership of Spartan Energy Partners (formerly-known-as Spartan Terminals LP) dated as of March 5, 2010, as amended, modified or supplemented from time to time.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Sponsor: SilverHawk Capital Partners, LLC and any fund managed or administrated by SilverHawk Capital Partners, LLC.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by an Obligor or combination of Obligors (including indirect ownership through other entities in which an Obligor directly or indirectly owns 50% of the voting securities or Equity Interests); provided, that, except as otherwise expressly provided in this Agreement, in no event shall any Excluded Subsidiary be a “Subsidiary” hereunder, including for purposes of financial determinations of Holdings and its Subsidiaries on a consolidated basis.

Successor Rate: as defined in Section 3.6.2.

Swap: as defined in Section 1a(47) of the Commodity Exchange Act.

Swap Obligations: obligations under an agreement relating to a Swap.

Swingline Loan: any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term SOFR: for the applicable corresponding Interest Period of BSBY (or if any Interest Period does not correspond to an interest period applicable to SOFR, the closest corresponding interest period of SOFR, but if such interest period of SOFR corresponds equally to two Interest Periods of BSBY, the corresponding interest period of shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Termination Date: January 29, 2024, or such earlier date on which the aggregate Commitments terminate hereunder.

TETRA Lease: the lease of Compressor Units to Compressco existing on the Closing Date pursuant to that certain Master Gas Compressor Equipment Lease Agreement dated July 1, 2019, between TETRA Production Testing Services, LLC and CSI Compressco Operating (together with its related schedules), as assigned to Borrower.

Transaction Fee: the fee payable by Spartan Energy Partners to Spartan Energy Partners GP on or prior to the First Amendment Effective Date pursuant to Section 7.4(b) of the Spartan Partnership Agreement (but not to exceed 2.0% of trailing 12-month EBITDA (as defined in the Spartan Partnership Agreement) of an acquired business); provided, that no Transaction Fee may be charged (a) on the same EBITDA utilized for calculating the Management Fee or (b) with respect to the undistributed earnings of any Excluded Subsidiary except to the extent that like funds are received in cash by the Obligors from such Excluded Subsidiary for payment of such portion of the Transaction Fee.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Financial Institution: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unfinanced Capital Expenditures: all Capital Expenditures, excluding any Capital Expenditures financed with (a) Borrowed Money (other than Loans), (b) the Net Proceeds of an issuance of Equity Interests by, or capital contribution to, Holdings that is not utilized for other purposes, or (c) the Net Proceeds from sales of used Rental Units made pursuant to Section 10.2.5(b) and not utilized for other purposes.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to (a) 0.50%, if average daily Revolver Usage was 50% or less of the Commitments during the preceding calendar month, or (b) 0.25%, if average daily Revolver Usage was more than 50% of the Commitments during such month.

Upstream Payment: a Distribution by a Subsidiary of an Obligor to such Obligor.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost (with depreciation calculated in accordance with GAAP) or market, calculated on a first-in, first out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or sales, excise or other similar Taxes that have been or could be claimed by the Account Debtor or any other Person.

Write-Down and Conversion Powers: (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Obligors delivered to Agent before the Closing Date and using the same inventory valuation method and lease accounting treatment as used in such financial statements; provided, that Obligors may adopt a change required or permitted by GAAP after the Closing Date as long as Obligors’ certified public accountants concur in such change, it is disclosed to Agent and the Loan Documents are amended in a manner satisfactory to Required Lenders to address the change. Upon request by Agent or Required Lenders, Borrowers’ financial statements and Borrower Materials shall set forth a reconciliation between calculations made before and after giving effect to any change in GAAP. In addition, all accounting terms shall be interpreted, all accounting determinations shall be made and all financial statements shall be prepared without giving effect to any election under FASB Accounting Standards Codification Topic 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt at “fair value”, as defined therein. Notwithstanding the foregoing, no financial results shall include (to the extent otherwise included therein and whether by consolidation, the equity method of accounting or otherwise) the results of any Excluded Subsidiary (except that net income may include the amount of dividends or distributions actually paid in cash during such period by such Excluded Subsidiary to an Obligor).

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right”, “Securities Account” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means

“from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and the rule of ejusdem generis shall not apply to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents and except as otherwise specified herein); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person exercised at any time. Any references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5 Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of any such entity (or the unwinding of such a division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any Division of Person shall constitute a separate Person hereunder.

Section 2. CREDIT FACILITIES.

2.1 Loan Commitments

2.1.1 Commitments. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein (including Section 6), to make Loans to Borrowers from time to time through the Termination Date. The Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2 Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loans.

2.1.3 Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) on the Closing Date, to satisfy existing Debt and pay a portion of the purchase price for the Compressco Acquisition; (b) on the Closing Date, to pay fees and transaction expenses associated with the closing of this credit facility and the Compressco Acquisition; (c) to pay Obligations in accordance with this Agreement; (d) to pay the purchase price for the First Amendment Compressor Unit Acquisition in accordance with the First Amendment Compressco Sale-Leaseback Documents within 30 days following the First Amendment Effective Date and so long as Availability is at least $12,000,000 after giving effect to such Borrowing and all payments to satisfy the purchase price therefor; and (e) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; (ii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) except for the Compressco Acquisition on the Closing Date, to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

2.1.4 Voluntary Reduction or Termination. Upon at least 10 days prior written notice to Agent at any time, Borrowers may terminate or reduce the Commitments. Each reduction shall be in an increment of $1,000,000, but not less than $5,000,000, and shall be specified in the notice. Any notice of termination or reduction by Borrowers shall be irrevocable; provided, that a notice of termination in full may state that such notice is conditional upon the effectiveness of another credit facility, in which case such notice may be revoked by Borrower Agent by notice to Agent on or prior to the specified effective date if such condition is not satisfied.

2.1.5 Overadvances. If any Overadvance shall exist at any time, the excess shall be repaid by Borrowers upon demand by Agent, and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, as long as the total Overadvance does not exceed $7,000,000 and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective Advances. Agent shall be authorized, in its discretion, at any time that any condition in Section 6 is not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount of $7,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. No funding of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.7 Increase in Commitments. Borrowers may request an increase in Commitments from time to time upon not less than 30 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Commitments, except for a closing fee specified by Borrowers, (b) total increases under this Section do not exceed $30,000,000 and no more than three increases are made, and (c) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any intercreditor or subordination agreement. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment. No Lender is obligated to provide any increase, and any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Eligible Assignees. Total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided the conditions set forth in Section 6.2 are satisfied at such time. Agent, Obligors, and the new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments and Obligors shall pay any fees and expenses incurred in connection therewith. On the effective date of an increase, the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of Commitments.

2.2 Letter of Credit Facility.

2.2.1 Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until 20 Business Days prior to the Termination Date, on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions. Letters of Credit may not extend beyond the scheduled Termination Date unless Cash Collateralized to the satisfaction of Agent, and Issuing Bank shall be entitled to issue notices of non-renewal to the beneficiaries thereof with respect to any Letter of Credit with automatic renewal provisions.

(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent (but not for the benefit of Compressco). Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Issuing Bank may require a new LC Application in its discretion.

(c) Borrowers assume all risks of beneficiaries’ acts, omissions or misuses of Letters of Credit. None of Agent, Issuing Bank or Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any goods referred to in a Letter of Credit or Documents; deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Obligors shall take all action (including enforcement of available rights against a beneficiary) to avoid and mitigate damages relating to Letters of Credit or claimed against Issuing Bank, Agent or any Lender. Issuing Bank shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2 Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made as provided in this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; a draft, certificate or other document presented under a Letter of Credit being determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; waiver by Issuing Bank of a requirement that exists for its protection (and not a Obligor’s protection) or that does not materially prejudice an Obligor; honor of an electronic demand for payment even if a draft is required; payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume responsibility for any failure or delay in performance or any breach by any Obligor or other Person of any obligations under any LC Documents. Issuing Bank does not make any express or implied warranty, representation or guaranty to Lenders with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Indemnitee shall be liable to any Obligor, Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of such Indemnitee’s gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.2.3 Cash Collateral. At Agent’s or Issuing Bank’s request, Obligors shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender; and (b) all outstanding Letters of Credit if an Event of Default exists, the Termination Date is scheduled to occur within 20 Business Days or the Termination Date occurs. If Obligors fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4 Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.

Section 3. INTEREST, FEES AND CHARGES

3.1 Interest

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a BSBY Loan, at BSBY for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, as applicable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any BSBY Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.

3.1.2 Application of BSBY to Outstanding Loans.

(a) Borrowers may elect to convert any portion of Base Rate Loans to, or to continue any BSBY Loan at the end of its Interest Period as, a BSBY Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a BSBY Loan.

(b) Borrower Agent shall give Agent a Notice of Conversion/Continuation no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a BSBY Loan, Borrowers have failed to deliver a Notice of Conversion/Continuation, the Loan shall convert into a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate used in determining BSBY Rate or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate or replacement for or successor to any such rate (including any Successor Rate), or the effect of any of the foregoing, or of any Conforming Changes.

3.1.3 Interest Periods. Borrowers shall select an interest period (“Interest Period”) of one, three or six months (in each case, subject to availability) to apply to each BSBY Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a BSBY Loan, and shall expire on the numerically corresponding day in the calendar month at its end; (b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of the ending month, then the Interest Period shall expire on such month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.

3.2 Fees.

3.2.1 Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Termination Date.

3.2.2 LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for BSBY Loans times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each month; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3 Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8 that is submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Obligors shall pay all Claims promptly upon written request. Obligors shall also reimburse Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Obligors by Agent’s professionals at their then applicable hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to any other transaction. Obligors acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Obligors under this Section shall be due on demand.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund, commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on BSBY Rate, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as BSBY Loans, shall be suspended and (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to BSBY Rate, the interest rate applicable to such Lender’s Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the BSBY Rate component of Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or convert BSBY Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates.

3.6.1 Inability to Determine Rate. If in connection with any request for a BSBY Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining BSBY Rate for any requested Interest Period with respect to a proposed BSBY Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason that BSBY Rate for any requested Interest Period with respect to a proposed BSBY Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, BSBY Loans shall be suspended (to the extent of the affected BSBY Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the BSBY Rate component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (i) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of BSBY Loans (to the extent of the affected BSBY Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (ii) any outstanding BSBY Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2 Replacement of BSBY. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrowers) that Borrowers or Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of BSBY, including because the BSBY Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b) Bloomberg or any successor administrator of the BSBY Screen Rate or a Governmental Authority having jurisdiction over Agent, Bloomberg or such administrator has made a public statement identifying a specific date after which one month, three month and six month interest periods of BSBY Rate or the BSBY Screen Rate shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such representative interest periods of BSBY Rate after such specific date (the latest date on which one month, three month and six month interest periods of BSBY Rate or the BSBY Screen Rate are no longer representative or available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “BSBY Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, BSBY Rate will be replaced hereunder and under any other applicable Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any interest period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to any Loan Document (“Successor Rate”):

(i) Term SOFR plus the SOFR Adjustment; and

(ii) Daily Simple SOFR plus the SOFR Adjustment;

provided, that if initially BSBY is replaced with Daily Simple SOFR plus the SOFR Adjustment and, subsequent to such replacement, Agent determines that Term SOFR has become available and is administratively feasible for Agent in its discretion, and Agent notifies Borrower Agent and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Successor Rate shall be Term SOFR plus the SOFR Adjustment. If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.

Notwithstanding anything to the contrary herein (x) if Agent determines that neither of the alternatives in clauses (i) and (ii) above is available on or prior to the BSBY Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing BSBY Rate or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to the Administrative Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.25%, the Successor Rate will be deemed to be 0.25% for all purposes of the Loan Documents.

In connection with implementation of a Successor Rate, Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary in any Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Agent shall post each amendment implementing Conforming Changes to Borrowers and Lenders reasonably promptly after such amendment becomes effective.

3.7 Increased Costs; Capital Adequacy

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating the BSBY Rate) or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (in each case, other than Taxes) affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or its Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitment, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered; provided that such Lender or Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities with respect to such Change in Law regarding capital or liquidity requirements.

3.7.3 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of a BSBY Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a BSBY Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a BSBY Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a BSBY Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4. LOAN ADMINISTRATION.

4.1 Manner of Borrowing and Funding Loans

4.1.1 Notice of Borrowing.

(a) To request Loans, Borrower Agent shall give Agent a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of BSBY Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or BSBY Loan, and (D) in the case of a BSBY Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b) Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of an Obligor maintained with Agent or any of its Affiliates.

(c) If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2 Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. two Business Days before a proposed funding of a BSBY Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3 Swingline Loans; Settlement.

(a) To fulfill any request for a Base Rate Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $7,000,000. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder.

(b) Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Interest on a Loan shall be payable in favor of a Lender from the later of the date the Loan is advanced to Borrowers or the Lender funds the Loan (or participation therein). No Obligor or Secured Party shall be entitled to credit for interest paid by a Secured Party to Agent pursuant to Section 4.1.3(c) or 12.10.2, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

(c) Unless Agent receives notice from Borrowers prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Bank hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Bank, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any Lender or any Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

4.1.4 Notices. If Borrowers request, convert or continue Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by a Borrower as a result of Agent or a Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated BSBY Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3 Number and Amount of BSBY Loans; Determination of Rate. Each Borrowing of BSBY Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than six Borrowings of BSBY Loans may be outstanding at any time, and all BSBY Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining BSBY for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Borrower hereby designates Spartan LLC (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon any Communication (including any notice of borrowing) delivered by or to Borrower Agent on behalf of any Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Obligor agrees that any Communication, delivery, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Obligor.

4.5 One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers, jointly and severally, and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 4.1.3(c), 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agent, Issuing Bank or any Lender of rights or obligations hereunder, termination of any Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

Section 5. PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a BSBY Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, at Agent’s discretion, but whenever possible (provided no Default or Event of Default exists) any prepayment shall be applied to Base Rate Loans before BSBY Loans.

5.2 Repayment of Loans. Loans may be prepaid from time to time, without penalty or premium (subject to Section 3.9). Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder, and any Overadvance or Protective Advance shall be due and payable as provided in Sections 2.1.5 and 2.1.6. If an Asset Disposition includes Accounts or Inventory, Obligors shall apply Net Proceeds to repay Loans equal to the greater of (a) the net book value (or fair market value, if higher) of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.

5.3 Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Claims, shall be paid by Obligors as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Obligors is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5 Application and Allocation of Payments

5.5.1 Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.5.2 Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f) sixth, to Cash Collateralize all LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations constituting Swap Obligations (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations; and

(i) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.5.3 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6 Dominion Account. The ledger balance in the Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.

5.7 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein. If information in a loan account is provided to or inspected by or on behalf of a Borrower, the information shall be conclusive and binding on Borrowers for all purposes absent manifest error, except to the extent Borrower Agent notifies Agent in writing within 30 days of specific information subject to dispute.

5.8 Taxes.

5.8.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by the applicable withholding agent in its good faith discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding. For purposes of Sections 5.8, the term “Applicable Law” shall include FATCA and the term “Lender” shall include Issuing Bank.

(b) If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2 Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3 Tax Indemnification.

(a) Each Obligor shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after written demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Obligors have not already paid or reimbursed Agent therefor and without limiting Obligors’ obligation to do so), (ii) Agent against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4 Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.8.5 Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion exercised in good faith, that it has received a refund of Taxes that were indemnified by Obligors or with respect to which an Obligor paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrower Agent (but only to the extent of indemnity payments or additional amounts actually paid by Obligors with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Obligors shall, upon request by the Recipient, repay to the Recipient such amount paid over to Obligors pursuant to this Section 5.8.5 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything to the contrary in this Section 5.8.5, no Recipient shall be required to pay any amount to Obligors if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9 Lender Tax Information.

5.9.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2 Documentation. Without limiting the foregoing,

(a) Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to an Obligor described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BENE or IRS Form W-8BEN, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) If payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

(e) On or before the date on which Bank of America, N.A. (and any successor or replacement Agent) becomes the Agent hereunder, it shall deliver to the Borrower Agent two executed copies of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI with respect to any payments to be received on its own behalf and IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of Section 1.1441-1(e)(5) of the United States Treasury Regulations that has assumed primary withholding obligations under the Internal Revenue Code, including Chapters 3 and 4 of the Internal Revenue Code, or a “U.S. branch” within the meaning of Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations that is treated as a U.S. Person for purposes of withholding obligations under the Code) for the amounts the Agent receives for the account of others.

5.9.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender or Agent pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender or Agent shall promptly update the form or certification or notify Borrower Agent and Agent in writing of its inability to do so.

5.10 Nature and Extent of Each Obligor’s Liability.

5.10.1 Joint and Several Liability. Each Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Obligor agrees that its guaranty of the Obligations hereunder constitutes a continuing guaranty of payment and performance and not of collection, that such guaranty shall not be discharged until Full Payment of the Obligations, and that such guaranty is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any other Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.10.2 Waivers.

(a) Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any other Secured Party to marshal assets or to proceed against any other Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each Obligor, Agent and the other Secured Parties that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and the other Secured Parties would decline to make Loans and issue Letters of Credit. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Obligor’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section shall not exceed the greater of (i) all amounts for which such Obligor is primarily liable, as described in clause (c) below, or (ii) such Obligor’s Allocable Amount.

(b) If any Obligor makes a payment under this Section of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) This Section shall not limit the liability of any Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4 Joint Enterprise. Each Obligor has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Obligors’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Obligors believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Obligors acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Obligors and at Obligors’ request.

5.10.5 Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

Section 6. CONDITIONS PRECEDENT.

6.1 Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) All filings or recordations necessary to perfect Agent’s Liens in the Collateral (other than any such filings to occur on the Closing Date in accordance with the terms hereof) shall have been made, and Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received duly executed agreements establishing Deposit Account Control Agreements for all Deposit Accounts (other than Excluded Accounts) with The Bank of Montreal, in form and substance satisfactory to Agent.

(d) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Obligor is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of Vinson & Elkins L.L.P., as well as any local counsel to Obligors or Agent, in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization as of a recent date. Agent shall have received good standing certificates as of a recent date for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, all in compliance with the Loan Documents.

(i) Each Obligor shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to it.

(j) Agent shall have completed its business, financial and legal due diligence of the Obligors, including a roll-forward of its previous field examination, with results reasonably satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since November 30, 2020.

(k) Obligors shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date, including pursuant to the fee letter and the fees and expenses of Agent’s counsel and other advisors.

(l) Agent shall have received a Borrowing Base Report as of December 31, 2020. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, the consummation of the Compressco Acquisition, and the payment by Obligors of all fees and expenses incurred in connection herewith and therewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $9,000,000.

(m) The Compressco Acquisition shall be consummated concurrently with the closing of this Agreement pursuant to the Compressco Purchase Agreement and otherwise on terms and conditions reasonably satisfactory to Agent.

(n) Agent shall have received a duly executed payoff letter in form and substance satisfactory to it and dated on or prior to the Closing Date with respect to the Obligors’ credit facility with The Bank of Montreal, together with evidence satisfactory to it (including UCC-3 financing statement terminations and other termination documents) that on the Closing Date such Debt will be repaid in full and the Liens securing such Debt have been released, subject only to the filing of applicable terminations and releases.

6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to make any credit extension hereunder (including funding any Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Obligor), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a) No Default or Event of Default exists or would result therefrom, and Obligors are in pro forma compliance with Section 10.3 after giving effect to such credit extension based on the financial statements most recently delivered to Agent;

(b) The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects on the date of, and upon giving effect to, such credit extension (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and/or except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct as of such date);

(c) No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect;

(d) Sufficient Availability exists therefor (and in the case of any Loans for payment of the purchase price for the First Amendment Compressor Unit Acquisition (i) the requirements in Sections 2.1.3(d) and 10.2.4(h) are satisfied and (ii) Borrowers shall delivered a new Borrowing Base Report giving effect to such acquisition);

(e) With respect to a Letter of Credit issuance, all LC Conditions are satisfied; and

(f) the Consolidated Cash Balance, after giving pro forma effect to such proposed Loan (and the application of the proceeds thereof within five (5) Business Days of such credit extension, as certified by Borrower Agent), shall not exceed the Consolidated Cash Balance Threshold.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Obligors that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it reasonably deems appropriate.

Section 7. COLLATERAL.

7.1 Grant of Security Interest. To secure the prompt payment and performance of the Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing Lien on all personal Property of such Obligor, including the following, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts and Securities Accounts;

(e) all Documents;

(f) all General Intangibles (including Intellectual Property) and all business interruption insurance;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

To the extent that any of the above-described Property is not subject to the UCC, each Obligor hereby pledges and collaterally assigns all of such Obligor’s right, title, and interest in and to such Property, whether now owned or hereafter acquired, to Agent for the benefit of the Secured Parties to secure the payment and performance of the Obligations to the full extent that such a pledge and collateral assignment is possible under the relevant law.

Notwithstanding the foregoing, Collateral shall not include any Excluded Property; provided that Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property, including monies due or to become due to an Obligor (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. Agent’s Lien hereunder encumbers all amounts credited to any Deposit Account (other than an Excluded Account described in clause (a) of the definition thereof) of an Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, during any Dominion Trigger Period (if so requested by Agent), all balances in any Deposit Account (other than an Excluded Account described in clause (a) of the definition thereof) maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.

7.2.2 Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (with the consent of Borrower Agent, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for the Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of the Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related Deposit Accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3 Pledged Collateral.

7.3.1 Pledged Equity Interests and Debt Securities. As security for the payment and performance of the Obligations, each Obligor hereby assigns and pledges to Agent, for the benefit of the Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in, all of such Obligor’s right, title and interest in, to and under (a) the Equity Interests now owned or at any time hereafter acquired by such Obligor, including the Equity Interests set forth opposite the name of such Obligor on Schedule 7.3, and all certificates and other instruments representing such Equity Interests (collectively, the “Pledged Equity Interests”); (b) the debt securities now owned or at any time hereafter acquired by such Obligor, including the debt securities set forth opposite the name of such Obligor on Schedule 7.3, and all promissory notes and other instruments evidencing such debt securities (collectively, the “Pledged Debt Securities”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) all rights and privileges of such Obligor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”, but excluding Excluded Property).

7.3.2 Delivery of the Pledged Collateral.

(a) Each Obligor agrees to deliver or cause to be delivered to Agent any and all Pledged Collateral at any time owned by such Obligor promptly following the acquisition thereof by such Obligor (and in any event within 30 days (or such later date as agreed by Agent in its sole discretion)) to the extent that such Pledged Collateral is either (i) certificated Pledged Equity Interests or (ii) in the case of Pledged Debt Securities, required to be delivered pursuant to paragraph (b) of this Section 7.3.2.

(b) All Debt (other than Debt that has a principal amount of less than $500,000 individually and $1,000,000 in the aggregate) owing to any Obligor that is evidenced by a promissory note or other Instrument shall be promptly delivered to Agent pursuant to the terms hereof.

(c) Upon delivery (i) any Pledged Equity Interests shall be accompanied by undated stock powers duly executed by the applicable Obligor in blank or other instruments of transfer satisfactory to Agent and by such other instruments and documents as Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Obligor in blank and by such other instruments and documents as Agent may reasonably request. In connection with any delivery of Pledged Collateral after the date hereof, Borrower Agent shall deliver a Schedule describing the Pledged Collateral so delivered, which Schedule shall be attached to Schedule 7.3 and made a part hereof; provided, that failure to deliver any such Schedule hereto or any error in a Schedule so attached shall not affect the validity of the pledge of any Pledged Collateral.

7.3.3 Pledge Related Representatives, Warranties and Covenants. Each Obligor hereby represents, warrants and covenants to Agent and the Secured Parties that:

(a) As of the First Amendment Effective Date, Schedule 7.3 sets forth a true and complete list, with respect to such Obligor, of (i) all the Equity Interests owned by such Obligor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Obligor and (ii) all debt owned by such Obligor, and all promissory notes and other instruments evidencing such debt. Schedule 7.3 sets forth all Equity Interests, debt and promissory notes required to be pledged hereunder.

(b) The Pledged Equity Interests and Pledged Debt Securities (solely with respect to Pledged Equity Interests and Pledged Debt Securities issued by a Person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Obligor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests (solely with respect to Pledged Equity Interests issued by a Person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Obligor’s knowledge), are fully paid and nonassessable and (ii) in the case of Pledged Debt

Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Obligor’s knowledge), are legal, valid and binding obligations of the issuers thereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) Except for the security interests granted hereunder, such Obligor (i) is and, subject to any transfers or dispositions made in compliance with this Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 7.3 as owned by such Obligor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Permitted Liens and Permitted Asset Dispositions), and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens and Permitted Asset Dispositions), however arising, of all Persons whomsoever.

(d) Such Obligor has the power and authority to pledge the Pledged Collateral pledged by it hereunder.

(e) No Governmental Approval or any other action by any Governmental Authority and no consent or approval of any securities exchange or any other Person (including stockholders, partners, members or creditors of such Obligor or Compressco) is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

7.3.4 Registration in Nominee Name; Denominations. Agent shall have the right to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee or in the name of the applicable Obligor, endorsed or assigned in blank or in favor of Agent. Agent shall at all times have the right to exchange the certificates representing Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

7.3.5 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and Agent shall have notified any Obligors that their rights under this Section are being suspended:

(i) Each Obligor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Agent shall promptly execute and deliver to Obligors, or cause to be executed and delivered to Obligors, all such proxies, powers of attorney and other instruments as Obligors may reasonably request for the purpose of enabling Obligors to exercise the voting and other consensual rights and powers they are entitled to exercise pursuant to paragraph (i) above.

(iii) Each Obligor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Loan Documents and Applicable Law; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Obligor, shall be held in trust for the benefit of Agent and shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified any Obligors of the suspension of their rights under paragraph (a)(iii) of this Section, all rights of any Obligor to dividends, interest, principal or other distributions that such Obligor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Obligor contrary to the provisions of this Section shall be held in trust for the benefit of Agent and shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Agent pursuant to the provisions of this paragraph shall be retained by Agent in an account to be established by Agent upon receipt of such money or other property, shall be held as security for the Obligations and shall be applied in accordance with the provisions of Section 5.5.

(c) Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified any Obligors of the suspension of their rights under paragraph (a)(i) of this Section, all rights of any Obligor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided, that unless otherwise directed by the Required Lenders, Agent shall have the right from time to, in its sole discretion, notwithstanding the continuance of an Event of Default, to permit any Obligor to exercise such rights and powers.

7.3.6 Consents.

(a) In the case of each Obligor which is an issuer of Pledged Collateral, such Obligor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. Without limitation to the foregoing, with respect to each Obligor that is an issuer of Pledged Collateral constituting uncertificated securities, such Obligor agrees that upon notice from Agent following the occurrence and during the continuance of an Event of Default, such Obligor shall comply with Agent’s instructions with respect to such Pledged Collateral without further consent of the Obligor holding such Pledged Collateral.

(b) Each Obligor on behalf of itself, and in the case of each Obligor which is a partner, shareholder or member, as the case may be, in a partnership, corporation, limited liability company or other entity that is an issuer of Pledged Collateral such Obligor in such capacity, hereby (i) consents, to the extent required by the applicable Organizational Documents of such Obligor or such issuer of Pledged Collateral, to the pledge by it and by each other Obligor pursuant to the terms hereof of the Pledged Collateral in such partnership, corporation, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Collateral to Agent or its nominee or transferee and admission of such Person as a substitute partner, shareholder or member, as the case may be, and (ii) to the maximum extent permitted to do so, irrevocably waives any and all provisions of the applicable Organizational Documents of such issuer of Pledged Collateral that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

7.4 Other Collateral.

7.4.1 Commercial Tort Claims. Obligors shall promptly (and in any event within 30 days) notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.4.2 Certain After-Acquired Collateral. Obligors shall (a) promptly (and in any event within 30 days (or such later date as Agent may agree in its sole discretion)) notify Agent if an Obligor obtains an interest in (i) any Securities Account or Intellectual Property or (ii) Chattel Paper, Document, Instrument, Investment Property or Letter-of-Credit Right with a value in excess of $1,000,000, and (b) upon Agent’s request, take such actions as Agent deems appropriate to effect its perfected, first priority Lien (subject to Permitted Liens) on such Collateral, including obtaining any possession, control agreement, legend notation or Lien Waiver. If any Collateral is in the possession of a third party, Obligors shall use commercially reasonable efforts to obtain an acknowledgment (in form and substance reasonably satisfactory to Agent) from such party that it holds such Collateral for the benefit of Agent.

7.4.3 Rental Units Titles. Within 30 days of any acquisition or construction of any Rental Unit (other than motor vehicles and trailers) covered by a certificate of title (or such later date as Agent may agree in its sole discretion), Obligors shall deliver to Agent the original of any title certificate and provide and/or file all other documents or instruments necessary to have the Lien of Agent noted on any such certificate or with the appropriate state office.

7.5 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall any Obligor’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.

7.6 Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent in its reasonable discretion deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

Section 8. COLLATERAL ADMINISTRATION.

8.1 Borrowing Base Reports; Availability Reserves.

8.1.1 Borrowing Base Reports. By the 25th day of each month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request; provided, that if a Reporting Trigger Period is in effect Borrower Agent shall, no later than the fourth Business Day following the end of each calendar week, deliver a Borrowing Base Certificate prepared as of the close of business of such previous week. All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust such report in its Permitted Discretion (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.

8.1.2 Availability Reserves. Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Availability Reserves upon at least three Business Days’ prior written notice (which may be by email) to Borrower Agent, which notice shall include a description of such Availability Reserve being established (during which period Agent shall, if requested, discuss any such Availability Reserve or change with Borrower Agent and Borrower Agent may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to Agent); provided, that such notice and opportunity shall not limit the right of Agent to establish or change such Availability Reserve; provided further that, in no event shall such prior notice be required for (a) changes to any Availability Reserves resulting solely by virtue of mathematical calculations of the amount of the Availability Reserve in accordance with the methodology of calculation previously utilized, (b) changes to Availability Reserves or establishment of additional Availability Reserves if it would be reasonably likely that a Material Adverse Effect would occur were such Availability Reserve not changed or established prior to the expiration of such three Business Day period or (c) changes to Availability Reserves when a Default or Event of Default exists. Promptly after Agent has knowledge that the event, condition or matter which is the basis for the establishment of a new Availability Reserve no longer exists, Agent shall eliminate such Availability Reserve. Notwithstanding any other provision of this Agreement to the contrary, (i) the amount of any Availability Reserve (or change in Availability Reserve) shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or change and (ii) in no event shall any Availability Reserve (or change in Availability Reserve) with respect to any component of the Borrowing Base duplicate any Availability Reserve or adjustment already expressly accounted for through eligibility criteria set forth in this Agreement. Agent and Lenders shall not be required to make any Loan or issue any Letter of Credit during any three Business Day notice period set forth in this Section if such Loan or Letter or Credit would result in an Overadvance after giving effect to the proposed Availability Reserve.

8.2 Accounts.

8.2.1 Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Obligors shall also provide to Agent, on or before the 25th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and, upon Agent’s reasonable request, including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request; provided, that if a Reporting Trigger Period is in effect Borrowers shall, no later than the fourth Business Day following the end of each calendar week, provide such Accounts information prepared as of the close of business of such previous week. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.

8.2.2 Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and after notification to Borrower Agent, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or relate to any Collateral.

8.2.3 Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any reasonable time determined in Agent’s discretion, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Maintenance of Dominion Account. Subject to Section 8.2.5 below, Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Subject to Section 8.2.5 below, Obligors shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account (which may be exercised by Agent during a Dominion Trigger Period) requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral. Within 120 days after the First Amendment Effective Date (or such later date as Agent may agree in its sole discretion), and at all times thereafter, Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account) at Bank of America. If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into the Dominion Account.

8.3 Inventory.

8.3.1 Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent by the 25th day of each month and at such other times as Agent may request; provided, that if a Reporting Trigger Period is in effect Obligors shall, no later than the fourth Business Day following the end of each calendar week, deliver such Inventory information prepared as of the close of business of such previous week. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count; provided that Agent shall be reimbursed for its participation only in connection with inspections in accordance with Section 10.1.1.

8.3.2 Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) if a Dominion Trigger Period is in effect, any payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations.

8.3.3 Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory, other than returns of Rental Units under lease in the Ordinary Course of Business. Obligors shall use, store and maintain all material Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations owned or leased by Obligors where any material Collateral is located.

8.4 Equipment.

8.4.1 Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request in its discretion (but not more than once per calendar quarter), a current schedule thereof, in form reasonably satisfactory to Agent.

8.4.2 Condition of Equipment. Obligors shall maintain the material Equipment in good operating condition and repair, and make all necessary replacements and repairs so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted. Each Obligor shall ensure that the material Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

8.5 Administration of Deposit Accounts and Securities Accounts. Schedule 8.5 lists all Deposit Accounts and Securities Accounts maintained by Obligors, including Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s first priority Lien on each Deposit Account (other than any Excluded Accounts) and each Securities Account. Obligors shall be the sole account holders of each Deposit Account and Securities Account and shall not allow any Person (other than Agent and the depository bank or securities intermediary) to have control over their Deposit Accounts, Securities Accounts or any Property deposited therein. Obligors shall immediately notify Agent of any opening or closing of a Deposit Account or a Securities Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same. With respect to all Deposit Accounts (other than Excluded Accounts) and Securities Accounts existing on the Closing Date and concurrently with the opening of any new Deposit Account (other than Excluded Accounts) and Securities Account after the Closing Date, the Obligors shall provide Agent with a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.

8.6 General Provisions.

8.6.1 Location of Collateral. All tangible items of Collateral, other than Collateral (i) in transit or (ii) out for repair, refurbishment, processing, or in the possession of employees in the Ordinary Course of Business, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 (as amended from time to time by notice to Agent), except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; (b) move Collateral to another location in the United States, upon 10 Business Days prior written notice to Agent (or such shorter period as Agent may agree); and (c) move Rental Units and other Collateral to customer sites in the Ordinary Course of Business. Promptly following Agent’s reasonable request therefor, Borrowers will deliver to Agent a list of all Customer Locations at such time.

8.6.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Obligor shall maintain insurance with respect to the Collateral and the Properties and businesses of the Obligors, in each case, with financially sound and reputable insurance companies acceptable to Agent and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Obligors. From time to time upon reasonable request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies. Each policy shall include endorsements satisfactory to Agent in its reasonable discretion (i) showing Agent as lender’s loss payee (in the case of property and casualty insurance and business interruption insurance); (ii) to the extent available, requiring 30 days prior written notice to Agent of cancellation of the policy for any reason whatsoever (10 days in the case of non-payment); and (iii) to the extent available, specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, in its reasonable discretion, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim. If an Event of Default exists, only Agent may settle, adjust and compromise such claims.

(b) Any proceeds of insurance (other than workers’ compensation, D&O insurance and liability policy payments to third parties) relating to the Collateral and any awards from condemnation of Collateral and business interruption insurance, in each case, net of Taxes paid or payable as a result thereof, shall be paid directly to Agent for application to the Obligations.

8.6.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.6.4 Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7 Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (in its discretion), without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:

(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

Section 9. REPRESENTATIONS AND WARRANTIES.

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1 Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and each Lender is true and complete in all respects.

9.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party and has duly executed and delivered the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary company action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property.

9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4 Capital Structure. Schedule 9.1.4 shows as of the First Amendment Effective Date, for each Obligor and Subsidiary, its name, jurisdiction of organization, issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. As of the First Amendment Effective Date, except as disclosed on Schedule 9.1.4, in the five years preceding the First Amendment Effective Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries (including for this purpose its Excluded Subsidiaries), subject only to Agent’s Lien and other Permitted Liens, and all such Equity Interests are duly issued, and, to the extent such concepts are applicable, fully paid and non-assessable. As of the First Amendment Effective Date and except as disclosed on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary (including for this purpose the Equity Interests of Excluded Subsidiaries).

9.1.5 Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its material personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. As of the First Amendment Effective Date, no Real Estate is located in a special flood hazard zone, except as disclosed on Schedule 9.1.5. Each Obligor and Subsidiary has paid and discharged all lawful material claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. To the extent required by the Loan Documents, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed by this Agreement to have priority over Agent’s Liens.

9.1.6 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and in all respects what it purports to be;

(b) it arises out of a completed, bona fide sale and delivery of goods, lease of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain and maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien and Liens permitted by clauses (c) or (f) of Section 10.2.2), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency of any kind;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the best of Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7 Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Obligors and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being acknowledged, and agreed by the Secured Parties, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2020, there has been no change in the condition, financial or otherwise, of any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Obligor and Subsidiary is Solvent.

9.1.8 Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9 Taxes. Each Obligor and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent such Taxes (i) are being Properly Contested or (ii) other than payroll tax (which must be paid), do not exceed $300,000 outstanding at any time.

9.1.10 Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents (other than payable by any Obligor to Agent or any Lender or Affiliate thereof under the Loan Documents).

9.1.11 Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others to the extent such conflict could reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to have a Material Adverse Effect. All Intellectual Property registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, that is owned by any Obligor as of the First Amendment Effective Date is shown on Schedule 9.1.11. Except as disclosed on Schedule 9.1.11 on the First Amendment Effective Date or notified to Agent in writing thereafter, no Obligor or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. As of the First Amendment Effective Date, all Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary is shown on Schedule 9.1.11.

9.1.12 Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except to the extent such failure could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13 Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Obligor or Subsidiary under any Applicable Law that could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14 or to the extent such failure could not reasonably be expected to have a Material Adverse Effect, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any pending or, to Obligor’s knowledge, threatened, federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release of Hazardous Materials. No Obligor or Subsidiary has received any Environmental Notice that remains unresolved. No Obligor or Subsidiary has any contingent liability with respect to any Environmental Release of Hazardous Materials on any Real Estate now or, to Obligor’s knowledge, previously owned, leased or operated by it, and no written, or, to Obligor’s knowledge, oral Environmental Notice has been received with respect to the same.

9.1.15 Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither any Obligor nor any Subsidiary is party or subject to any Restrictive Agreement as of the First Amendment Effective Date, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $1,000,000). No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract in any material respect or in the payment of any Borrowed Money exceeding $1,000,000. As of the First Amendment Effective Date, there is no basis upon which any party (other than an Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18 ERISA.

(a) Except as disclosed on Schedule 9.1.18, no Obligor nor any ERISA Affiliate sponsors, maintains, contributes to or has any liability, contingent or otherwise, with respect to any Pension Plan, Multiemployer Plan or Foreign Plan.

(b) Except for matters that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal and state laws; (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination, opinion or advisory letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iii) each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Funding Rules, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan. No Lien imposed on the assets of any Obligor under ERISA exists or is likely to arise on account of any Plan or Multiemployer Plan.

(c) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(d) Except for matters that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(e) With respect to any Foreign Plan, except for matters that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(f) The underlying assets of each Obligor do not constitute Plan Assets.

9.1.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20 Labor Relations. As of the First Amendment Effective Date, except as described on Schedule 9.1.20, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement or any management agreement or consulting agreement with an Equity Interest holder (or Affiliate thereof). There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21 Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date except as disclosed in writing to (and approved by) Agent.

9.1.22 Not a Regulated Entity. No Obligor is (a) an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, Interstate Commerce Act, any public utilities code or other Applicable Law regarding its authority to incur Debt.

9.1.23 Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Except for the Compressco Acquisition, no Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors. None of the Collateral consists of Margin Stock, and the Obligations are not “indirectly secured” (as such term is defined in 12 CFR §221.2) by Margin Stock.

9.1.24 OFAC; Anti-Corruption Laws. None of any Obligor, any Subsidiary (including the Excluded Subsidiaries for purposes of this Section 9.1.24), or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti-Corruption Laws.

9.2 Complete Disclosure. No Loan Document (as amended, restated, amended and restated, supplemented, modified or updated as provided for herein), other than (i) projections, budgets, estimates and other forward looking statements, and (ii) information of a general economic or general industry nature, contains, when delivered to Agent or Lenders and taken as a whole, any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of all of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto). There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10. COVENANTS AND CONTINUING AGREEMENTS.

10.1 Affirmative Covenants. As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject (unless an Event of Default exists) to reasonable prior notice and during normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records (subject to the expense reimbursement limitations in clause (b) below), and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one time per calendar year; and (ii) appraisals of Inventory constituting Rental Units (or their components), up to one time per calendar year; provided, that if (A) an Exam Trigger Period occurred during such year, Obligors shall reimburse Agent for all charges, costs and expenses associated with up to two examinations and two appraisals in such year and (B) an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits. Obligors shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. Except with respect to Eligible New Rental Units, no Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 120 days after the close of each Fiscal Year (but within 150 days after the close of the Fiscal Year ending December 31, 2021), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification, other than any going concern qualification resulting from (i) the upcoming maturity date of this Agreement in the same Fiscal Year or (ii) any potential inability to satisfy any financial covenant under Section 10.3 on a future date or for a future period) by a firm of independent certified public accountants of recognized standing selected by Borrower Agent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent, provided, that (A) if such audited consolidated statements include any Excluded Subsidiaries, the Obligors shall deliver consolidating statements eliminating the assets, liabilities and results of operations of such Excluded Subsidiaries and (B) with respect to the Fiscal Year ending December 31, 2021, such audited financial statements may be divided into predecessor and successor periods in relation to the periods before and after the First Amendment Effective Date (or be delivered as two separate audits for such periods within such Fiscal Year) and based on Holdings and its Subsidiaries;

(b) as soon as available, and in any event within 30 days after the end of each month (other than for the calendar month ending December 31, which shall be delivered within 60 days after the end of such month), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Obligors and Subsidiaries (eliminating the assets, liabilities and results of operations of the Excluded Subsidiaries), setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes, provided, that (A) with respect to the calendar month in which the First Amendment Effective Date occurs, such financial statements may be divided into predecessor and successor periods in relation to the periods before and after the First Amendment Effective Date and (B) for periods prior to the First Amendment Effective Date, financial statements shall be determined based on the results of Spartan Energy Partners and its Subsidiaries (excluding Compressco and the Excluded Subsidiaries);

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to the Obligors by their accountants in connection with such financial statements;

(e) not later than 30 days after the end of each Fiscal Year, projections of the Obligor’s consolidated balance sheets, results of operations, cash flow and Availability for the current Fiscal Year, month by month, and for the next Fiscal Year;

(f) at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

(h) at Agent’s request, copies of any annual report filed in connection with a Pension Plan or Foreign Plan; and

(i) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business.

10.1.3 Notices. Notify Agent in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened material labor dispute, strike or walkout, or the expiration of any material labor contract;

(c) any material default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release of Hazardous Materials by an Obligor or on any Property owned, leased or occupied by an Obligor that results in or could reasonably be expected to result in ongoing investigatory, remedial or other corrective action obligations; or receipt of any Environmental Notice that could reasonably be expected to result in a material obligation to Obligor or any of its Subsidiaries; (i) the occurrence of any ERISA Event that could reasonably be expected to result in liability in excess of $1,000,000; (j) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; or (k) any opening of a new office or place of business, at least 10 Business Days prior to such opening (or such shorter time as Agent may agree in its sole discretion).

10.1.4 Landlord and Storage Agreements. Upon reasonable request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any material Collateral may be kept or that otherwise may possess or handle any material Collateral.

10.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA and Anti-Terrorism Laws, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws, which shall not be subject to the “Material Adverse Effect” qualification in this sentence) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary (including for this purpose each Excluded Subsidiary) shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions. Without limiting the generality of the foregoing, if any Environmental Release of Hazardous Materials occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to report such Environmental Release to the appropriate Governmental Authority in accordance with applicable Environmental Laws, and to investigate and to take appropriate remedial action to address such Environmental Release as required under applicable Environmental Laws whether or not directed to do so by any Governmental Authority.

10.1.6 Taxes. Pay and discharge all of its liabilities for Taxes prior to the date on which they become delinquent or penalties attach, unless (i) such Taxes are being Properly Contested or (ii) other than with respect to payroll taxes (which must be paid), such liabilities do not exceed $300,000 in the aggregate.

10.1.7 Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance, with financially sound and reputable insurance companies acceptable to Agent, with respect to the Properties and business of Obligors and Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8 Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect; promptly notify Agent of any proposed modification to any such License; pay all royalties and other amounts when due under any License unless being Properly Contested; and notify Agent of any default or breach asserted in writing by any Person to have occurred under any License that could reasonably be expected to have a Material Adverse Effect.

10.1.9 Future Subsidiaries. Promptly (and in any event within 10 days (or such longer period as Agent may agree in its sole discretion)) notify Agent if any Person becomes a Subsidiary and deliver any know-your customer or other background diligence information requested by Agent or any Lender with respect to such Subsidiary; and (provided it is not a Foreign Subsidiary) cause it to become a “Borrower” or “Guarantor” under this Agreement and to guaranty and grant Liens securing the Obligations, in each case in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as Agent deems appropriate.

10.1.10 Depository Bank. Within 30 days after the First Amendment Effective Date (or such later date as Agent may agree in its sole discretion), and at all times thereafter, maintain Bank of America as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other Deposit Accounts and for all Cash Management Services.

10.1.11 Separateness of Compressco and Excluded Subsidiaries. With respect to any Excluded Subsidiary and Compressco, (a) cause the management, business and affairs of Holdings and its Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate balance sheets and income statements of Excluded Subsidiaries and Compressco to creditors and potential creditors thereof and by not permitting properties of Excluded Subsidiaries or Compressco to be commingled with those of Holdings and its Subsidiaries) so that each Excluded Subsidiary and Compressco will be treated as an entity separate and distinct from Holdings and its Subsidiaries; (b) cause each Excluded Subsidiary and Compressco to refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify as its individual assets from those of any Obligor or Subsidiary; (c) not incur, assume, guarantee or be or become liable for any Debt of any Excluded Subsidiary or Compressco; (d) not permit any Excluded Subsidiary to hold any Equity Interest in, or any Excluded Subsidiary or Compressco to hold any Lien on or Debt of, any Obligor or any Subsidiary; and (e) cause Holdings and its Subsidiaries (including the Excluded Subsidiaries) to be treated as an “Unrestricted Subsidiary” under the Compressco ABL Facility and the Compressco Notes.

10.1.12 Rental Units. With respect to any customer contract for Rental Units at a Customer Location, (a) not amend or supplement such contract in a manner that materially and adversely affects the rights and security interests of Agent hereunder (other than amendments or supplements in the Ordinary Course of Business that are not contrary to the other terms hereof), (b) in the case of any such contract entered into after the Closing Date, use commercially reasonable efforts to cause such contract to (i) provide the relevant Obligor and its invitees (including Agent) with access to such Customer Location, (ii) permit assignment thereof to Agent and legend Agent’s lien, (iii) permit transfer of the contract and underlying Rental Units that are the subject of such contract, and (iv) with respect to any lease, constitute a true lease, and (c) promptly file precautionary financing statements for customer contracts with Rental Units of significant value.

10.1.13 Post-Closing Obligations. Each Obligor will complete each of the actions that is described in Schedule 10.1.13 as soon as commercially reasonable following the Closing Date, but in any event no later than the date set forth in Schedule 10.1.13 with respect to such action, or such later date as Agent may agree in its sole discretion.

10.2 Negative Covenants. As long as any Commitment or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Permitted Purchase Money Debt;

(c) Borrowed Money existing on the Closing Date and not satisfied with the initial Loan proceeds, to the extent set forth on Schedule 10.2.1 hereto (and, without duplication of the dollar limitation thereon, Refinancing Debt in respect thereof as long as each Refinancing Condition is satisfied);

(d) Debt with respect to Bank Products incurred in the Ordinary Course of Business;

(e) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset (other than Accounts, Inventory, customer contracts, leases or work orders or Chattel Paper) when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time (and, without duplication of the dollar limitation thereon, Refinancing Debt in respect thereof as long as each Refinancing Condition is satisfied);

(f) Permitted Contingent Obligations;

(g) Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(h) intercompany Debt among the Obligors and their Subsidiaries permitted under Section 10.2.4; provided, that any such Debt owing by an Obligor to a non-Obligor must constitute Subordinated Debt; and

(i) unsecured Debt up to $3,000,000 in the aggregate at any time (and, without duplication of the dollar limitation thereon, Refinancing Debt in respect thereof as long as each Refinancing Condition is satisfied).

Notwithstanding the foregoing, Obligors and Subsidiaries shall not guaranty or be liable for, or otherwise incur any Contingent Obligation in respect of, Debt of Compressco.

10.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) Liens constituting carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, repairmen’s and mechanics’ Liens in each case arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not overdue by more than 30 days or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;

(e) Deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts (other than Borrowed Money), statutory obligations and other similar obligations;

(f) Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, and not otherwise arising to an Event of Default as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested and (ii) at all times junior to Agent’s Liens;

(g) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(h) municipal and zoning ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use of Property;

(i) leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;

(j) any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents;

(k) normal and customary rights of setoff upon deposits in favor of depository institutions (not securing Borrowed Money), and Liens of a collecting bank on Payment Items in the course of collection;

(l) Liens on assets (other than Accounts, Inventory, customer contracts, leases or work orders or Chattel Paper) that are acquired in a Permitted Acquisition, securing Debt permitted by Section 10.2.1(e);

(m) Liens (other than Liens securing Debt) arising from precautionary UCC financing statements regarding specifically described assets (which may not include Inventory) that are the subject of an operating lease;

(n) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(o) Liens existing on the Closing Date and shown on Schedule 10.2.2;

provided, nothing in this Section 10.2.2 shall in and of itself constitute an agreement or acknowledgment by Agent to subordinate any of Agent’s Liens.

10.2.3 Distributions; Upstream Payments.

(a) Declare or make any Distributions, except, so long as no Event of Default exists or would result therefrom, Obligors and Subsidiaries may make:

(i) Upstream Payments;

(ii) Holdings may declare and make Distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests that do not constitute Disqualified Equity Interests;

(iii) Distributions by Holdings constituting Permitted Tax Distributions;

(iv) [reserved];

(v) [reserved];

(vi) [reserved];

(vii) [reserved]; and

(viii) Holdings may make other cash Distributions so long as the Payment Conditions are satisfied before and after giving effect thereto; or

(b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make an Upstream Payment, except for restrictions (i) under the Loan Documents, (ii) under Applicable Law, and (iii) in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.4 Investments. Make any Investment, other than:

(a) (i) Investments in Subsidiaries (including the Excluded Subsidiaries for purposes of this sub-clause (i)) to the extent existing on the Closing Date and (ii) Investments existing on the Closing Date and set forth on Schedule 10.2.4, in each case for this clause (a), excluding increases thereof following the Closing Date;

(b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent;

(c) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(d) intercompany cash Investments (i) solely among Obligors and (ii) by a Subsidiary that is not an Obligor in any other Subsidiary that is not an Obligor or an Obligor; provided, that any Investment in the form of a loan or advance shall be evidenced by an intercompany note and, in the case of a loan or advance by any Obligor, pledged by such Person as Collateral pursuant to the Security Documents;

(e) the grant of trade credit in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms, and Investments received in the Ordinary Course of Business in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Investments consisting of lease, utility and other similar deposits in the Ordinary Course of Business;

(g) Permitted Acquisitions;

(h) the First Amendment Compressor Unit Acquisition; provided, that Availability must be at least $12,000,000 after making all payments to settle the purchase price therefor in order for such transaction to be permitted under this Agreement;

(i) Non-cash Investments into Spartan International in the form of Equipment or Rental Units not included in the most recent Borrowing Base Report delivered to Agent (or removed from the most recent Borrowing Base Report by submission to Agent prior to such transfer of a pro forma Borrowing Base Report removing such Equipment or Rental Unit) so long as (a) the Payment Conditions are satisfied before and after giving effect thereto and (b) such Investments do not exceed a fair market or book value (whichever is more) of $5,000,000 in the aggregate during any 12-month period (as reduced by Asset Dispositions made under Section 10.2.5(b)); and

(j) other Investments (excluding Acquisitions) so long as the Payment Conditions are satisfied before and after giving effect thereto.

Without limitation to the foregoing, Obligors and Subsidiaries shall not (a) subject to the restrictions above, directly invest in or acquire any public securities (excluding public debt securities so long as such debt securities (i) are not convertible to Margin Stock, (ii) do not contain any warrant or right to subscribe to or purchase Margin Stock and (iii) are not securities of an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940 constituting Margin Stock), including any Compressco Units, (b) make any Investments in or to any Excluded Subsidiary following the Closing Date except for Investments permitted pursuant to clause (i) or cash Investments permitted under clause (j) above, or (c) make any Investments in or to Compressco or acquire any Debt or Equity Interests thereof.

10.2.5 Disposition of Assets. Make any Asset Disposition, except for as long as no Event of Default exists or would result therefrom and all Net Proceeds are remitted to the Dominion Account, an Asset Disposition constituting:

(a) the lease of Inventory in the Ordinary Course of Business (other than to Compressco);

(b) dispositions of Equipment and Rental Units not included in the most recent Borrowing Base Report delivered to Agent (or removed from the most recent Borrowing Base Report by submission to Agent prior to such transfer of a pro forma Borrowing Base Report removing such Equipment or Rental Unit) up to a fair market or book value (whichever is more) of $5,000,000 in the aggregate during any 12-month period (as reduced by Investments made under Section 10.2.4(i));

(c) a disposition of obsolete, unmerchantable or otherwise unusable Inventory that is not included in the Borrowing Base;

(d) the termination of a lease of real or personal Property not necessary for the Obligors’ Ordinary Course of Business, which could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default;

(e) a transfer of Property by a Subsidiary or Obligor to another Obligor or solely among Subsidiaries that are not Obligors;

(f) Distributions permitted under Section 10.2.3;

(g) Investments permitted under Section 10.2.4 (other than clause (i) thereof);

(h) the TETRA Lease;

(i) the First Amendment Compressco Lease; or

(j) a disposition approved in writing by Agent and Required Lenders.

Without limitation to the foregoing, following the Closing Date the Obligors and Subsidiaries shall not (i) consummate any Asset Disposition to an Excluded Subsidiary except pursuant to clauses (g) or (j) above, or (ii) transfer or dispose of any Subsidiary or Equity Interests therein to Compressco or an Excluded Subsidiary (including by merger).

10.2.6 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of interest and fees and any Refinancing Debt permitted under Section 10.2.1, in each case but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money of a type not described above (excluding the Obligations) prior to its due date under the agreements evidencing such Debt, except (i) regularly scheduled payments of principal and interest, (ii) in connection with any Refinancing Debt permitted under this Agreement, or (iii) so long as at the time of and after giving effect to such payment the Payment Conditions are satisfied.

10.2.7 Fundamental Changes. (a) Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of formation or organization, in each case, without giving Agent at least 30 days prior written notice (or such lesser period as Agent may agree in its sole discretion) and taking such actions as Agent may request with respect thereto; (b) liquidate, wind up its affairs or dissolve itself; (c) consummate or unwind a Division; or (d) merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a wholly-owned Obligor or Subsidiary with another wholly-owned Obligor or Subsidiary, provided, that (A) with respect to any merger or consolidation involving a Borrower, a Borrower is the surviving person in such merger or consolidation and (B) with respect to any merger or consolidation involving a Guarantor (unless clause (A) also applies, in which case such clause shall govern), such Guarantor is the surviving person in such merger or consolidation or (ii) Permitted Acquisitions.

10.2.8 Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.4 and 10.2.7; or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares or Equity Interests issued to its immediate parent company.

10.2.9 Organic Documents; Certain Material Contracts. Amend, modify or otherwise change any of (i) its Organic Documents, (ii) the Compressco Purchase Agreement, (iii) the First Amendment Compressco Sale-Leaseback Documents, (iv) the CSI Restructuring Documents, (v) the TETRA Lease, or (vi) the Management Services Agreement, or permit Compressco or any Excluded Subsidiary to amend, modify or otherwise change any of such documents, in a manner adverse to Agent or any Lender (it being understood that any amendment, modification or other change that is inconsistent with any other provision of this Agreement or that increases the payment obligations of an Obligor thereunder shall be deemed adverse).

10.2.10 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries (including for this purpose, Spartan International).

10.2.11 Accounting Changes. Make any material change in accounting treatment or reporting practices, except in accordance with Section 1.2; or change its Fiscal Year, in each case without the consent of Agent.

10.2.12 Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the First Amendment Effective Date and set forth on Schedule 9.1.15; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt (other than Accounts, Inventory, customer contracts, leases or work orders or Chattel Paper); (c) constituting customary restrictions on assignment in leases and other contracts (other than customer contracts for the lease or rental of Rental Units entered into after the Closing Date); and (d) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale.

10.2.13 Swaps. Enter into any Swap, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.14 Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.15 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) Distributions and Investments otherwise expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors or transactions solely among Subsidiaries that are not Obligors; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.15; (e) reimbursements of costs and expenses of CSI Compressco GP and Spartan Energy Partners GP pursuant to the Management Services Agreement not to exceed Obligors’ pro rata share of customary general and administrative expenses associated with centralized corporate and accounting functions; (f) [reserved]; (g) the TETRA Lease and the First Amendment Compressco Sale-Leaseback Documents, in each case, as in effect on the First Amendment Effective Date, and (h) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable (taken as a whole) than would be obtained in a comparable arm’s-length transaction with a non-Affiliate. Notwithstanding the foregoing, Obligors shall not permit the aggregate amount of Accounts, accrued expense reimbursement obligations or other liabilities (including any obligation to pay the deferred purchase price of property or services) owing to Obligors and Subsidiaries from (i) Excluded Subsidiaries to exceed $1,500,000 at any time outstanding and (ii) Compressco to exceed $1,500,000 at any time outstanding.

10.2.16 Employee Benefit Plans; ERISA.

(a) Fail, or permit any ERISA Affiliate to fail, to maintain each Plan in substantial compliance with Applicable Laws, except where such failure could reasonably be expected to result in liability in excess of $1,000,000 in the aggregate;

(b) Fail, or permit any ERISA Affiliate to fail, to make on a timely basis, all required contributions to any Multiemployer Plan, except where such failure could reasonably be expected to result in liability in excess of $1,000,000 in the aggregate;

(c) Take, or permit any ERISA Affiliate to take, any of the following actions if such actions could reasonably be expected to result in liability in excess of $1,000,000 in the aggregate: (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Plan, or (iii) take any other action with respect to any Pension Plan that would, or could reasonably be expected to, entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan; or

(d) Take any action, or omit to take any action, that would cause the underlying assets of any Obligor to constitute Plan Assets.

10.2.17 [Reserved].

10.2.18 Amendments to Subordinated Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt (other than as a result of the capitalization of fees and interest) or increases any required payment of principal or interest (other than as a result of the capitalization of fees and interest); (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rates from those set forth on the Closing Date; (v) increases or adds any recurring fees or charges; (vi) modifies any covenant in a manner or adds any covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary than those set forth in this Agreement, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.2.19 Margin Stock. Take any action that would result in the Obligations being directly secured or “indirectly secured” (as such term is defined in 12 CFR §221.2) by Margin Stock.

10.3 Financial Covenants. As long as any Commitment or Obligations are outstanding, Obligors shall:

10.3.1 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the end of each month for each 12-month period then ended of at least 1.1 to 1.0.

10.3.2 Leverage Ratio. Commencing with the month ending January 31, 2021, not permit the Leverage Ratio, determined monthly as of the last day of each month, to exceed (a) 3.25 to 1.00 for each month ending January 31, 2021 through and including December 31, 2021, (b) 3.00 to 1.00 for each month ending January 31, 2022 through and including June 30, 2022, (c) 2.75 to 1.00 for each month ending July 31, 2022 through and including December 31, 2022, and (d) 2.50 to 1.00 for each month ending thereafter.

10.3.3 Right to Cure. Notwithstanding anything to the contrary contained in Sections 10.3.1 and 10.3.2, for purposes of determining whether Obligors have failed to comply with the financial covenants contained in Sections 10.3.1 and 10.3.2, Obligors shall have the right to increase EBITDA for any month by the amount of Net Proceeds actually received by Holdings from Compressco (by way of additional common equity contributions having terms acceptable to Agent (any such equity contribution so included in the calculation of EBITDA, a “Specified Contribution”)) after the end of such month and on or prior to the date that is 10 days after the date on which financial statements with respect to such month are required to be delivered pursuant to Section 10.1.2(b) (the “Cure Date”), in each case so long as, on or prior to the Cure Date, Borrower

Agent shall provide written notice to Agent of the Specified Contribution, whereupon upon actual receipt of such Net Proceeds the applicable financial covenant(s) contained in Section 10.3.1 and 10.3.2 so breached shall be recalculated giving effect to the following pro forma adjustments and subject to the following limitations: (a) Specified Contributions may not be made in consecutive months and no more than two times in any 12 month period, (b) the amount of any Specified Contribution for the purposes of making the recalculation under this Section 10.3.3 of the applicable financial covenant(s) contained in Sections 10.3.1 and 10.3.2 so breached will be no greater than, nor be less than, the largest amount required to cause the Obligors to be in compliance with such financial covenant(s) by increasing EBITDA (and, for the avoidance of doubt, EBITDA may only be increased up to an amount that would cause Sections 10.3.1 and 10.3.2, as applicable, to be so satisfied), (c) each Specified Contribution will be disregarded for purposes of the calculation of EBITDA, the Fixed Charge Coverage Ratio and the Leverage Ratio for all other purposes, including calculating basket levels, the Payment Conditions, the Applicable Margin and other items governed by reference to EBITDA, the Fixed Charge Coverage Ratio or the Leverage Ratio, (d) there shall be no reduction in Debt or interest expense as a result of any repayment of Debt in connection with a Specified Contribution for purposes of determining compliance with the Fixed Charge Coverage Ratio or the Leverage Ratio in any fiscal period, (e) there shall be no more than three Specified Contributions made in the aggregate after the Closing Date, and (f) the Net Proceeds received by Holdings from each Specified Contribution shall be promptly (and in any event, within one Business Day) used by Obligors to prepay the Obligations (without a corresponding Commitment reduction). Upon receipt of a Specified Contribution, Borrower Agent shall deliver to Agent a new Compliance Certificate for the applicable test period setting forth the recalculated financial covenant(s) as provided above and demonstrating compliance with such financial covenant(s) after giving effect to such recalculation. During any pending cure, an Event of Default shall exist for all purposes under this Agreement, and Lenders and Issuing Bank shall not be required to make any Loans or issue any Letters of Credit, as applicable.

Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT.

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) An Obligor or Subsidiary breaches or fails to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.1, 8.2.4, 8.2.5, 8.3.1, 8.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3, 10.1.9, 10.1.10, 10.1.13, 10.2 or 10.3;

(d) An Obligor or Subsidiary breaches or fails to perform any other covenant contained in any Loan Documents (or than clauses (a), (b) or (c) above), and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor or Subsidiary has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor or Subsidiary;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; it is unlawful for an Obligor to perform any of its obligations under a Loan Document; or any material provision of any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default (beyond the grace period, if any, provided in the instrument or agreement under which the Debt was created) of an Obligor or Subsidiary occurs under (i) any Swap; or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $1,000,000, if the maturity of or any payment with respect to any such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money is entered against an Obligor or Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of insurance coverage therefor that has not been denied by the insurer) and such judgment(s) or order(s) shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal in a manner reasonably satisfactory to Agent within thirty (30) days from the entry thereof;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000;

(i) The Obligors are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of the business of Obligors taken as a whole; the Obligors suffer the loss, revocation or termination of any material license, permit, lease or agreement necessary to the business of Obligors taken as a whole; there is a cessation of any material part of the Obligors’ business, taken as a whole, for a material period of time; any Collateral or Property of Obligors with a value exceeding $1,000,000 is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j) (i) An Insolvency Proceeding is commenced by an Obligor or Subsidiary; (ii) an Obligor or Subsidiary makes an offer of settlement, extension or composition to its unsecured creditors generally; (iii) a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor or Subsidiary; or (iv) an Insolvency Proceeding is commenced against an Obligor or Subsidiary and: any Obligor or Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by any Obligor or Subsidiary, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k) (i) An ERISA Event(s) occurs that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC in excess of $1,000,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) a Lien under ERISA is imposed on the assets of any Obligor in excess of $1,000,000; (iii) an Obligor or ERISA Affiliate fails to pay when due any installment payment(s) with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in excess of $1,000,000; or (iv) any event similar to the foregoing occurs or exists with respect to a Foreign Plan and results in liability in excess of $1,000,000;

(l) An Obligor, a Subsidiary or any of their Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of its business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m) A Change of Control occurs; or

(n) Any event occurs or condition exists that has a Material Adverse Effect.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (including Secured Bank Product Obligations only to the extent provided in applicable agreements) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment or adjust the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied), provided, that if Borrowers are required to provide an amount of Cash Collateral pursuant to this Section 11.2, such amount (to the extent not applied in accordance with Section 5.5 or 5.6) shall be returned to Borrowers within three Business Days after all Events of Default have been waived; and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) subject to the terms of any Lien Waiver, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. For the purpose of enabling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against the Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Issuing Bank and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Issuing Bank or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12. AGENT.

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment. Each Secured Party, and Obligors and their Subsidiaries and Affiliates, acknowledge that Bank of America serves as Agent and may, from time to time, be a Lender hereunder, while at the same time acting in such capacities, or its Affiliates providing financial services to, TETRA Technologies, Inc., CSI Compressco LP and their respective affiliates. Each Secured Party, and Obligors and their Subsidiaries and affiliates, hereby waive any objection or claim against Bank of America (or its Affiliates or counsel) based on any alleged conflict of interest or breach of duties arising from Bank of America serving as Agent and Lender at the same time as serving in, or its Affiliates serving in, any of the other capacities described herein.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through employees and agents. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral and Borrower Materials

12.2.1 Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Secured Parties hereby authorize Agent to execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral, or the subordination of the Lien encumbering any Collateral, pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Secured Party. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

12.2.2 Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any Communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral. Agent is hereby authorized to file a proof of claim and vote claims for the Obligations in any proceeding under the Bankruptcy Code. At any foreclosure or other realization event with respect to the Collateral (including any 363 sale pursuant to the Bankruptcy Code), Agent shall be entitled to credit bid the Obligations and establish vehicles and procedures therefor.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Deposit Account without Agent’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower Agent. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2 Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

12.10.3 Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.

12.11 Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Certain ERISA Matters.

12.13.1 Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c)(i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.13.2 Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.14 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 12, 14.3.3 and 14.15, and agrees to indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

Section 13. BENEFIT OF AGREEMENT; ASSIGNMENTS.

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing. Each Participant agrees to be subject to the requirements and limitations of Section 5.8 and 5.9 (it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender).

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4 Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

13.3.2 Effect; Effective Date. Upon delivery to Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to Compressco, Sponsor, an Obligor, an Affiliate of an Obligor or Sponsor, a Defaulting Lender or a natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4 Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, stated interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) gives a notice under Section 3.5 or requests payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

Section 14. MISCELLANEOUS.

14.1 Consents, Amendments and Waivers

14.1.1 Amendment. No Modification of any Loan Document, including any amendment, supplement or extension of a Loan Document or waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that:

(a) without the prior written consent of Agent, no Modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no Modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no Modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2 and excluding any waiver of the Default Rate of interest); (iii) extend the Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no Modification shall (i) alter Section 5.5.2 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder; (ii) alter this Section 14.1.1; (iii) amend the definition of (A) Pro Rata, (B) Required Lenders, or (C) Borrowing Base, Accounts Formula Amount, Inventory Formula Amount or the Rental Unit Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability; (iv) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation; (v) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt or other obligation (other than to Purchase Money Liens securing Permitted Purchase Money Debt); (vi) release all or substantially all Collateral; or (vii) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e) if Real Estate secures any Obligations, no Modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Flood Laws or as otherwise satisfactory to all Lenders.

14.1.2 Limitations. Notwithstanding anything in any Loan Document to the contrary, Agent may make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that Agent shall post or otherwise provide same to Borrowers and Lenders reasonably promptly after it becomes effective. No agreement of any Obligor shall be required for any Modification of a Loan Document that deals solely with the rights and duties of Lenders, Issuing Bank and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for Modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to Modification of any Loan Document. Any waiver or consent granted by Agent, Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Corrections. If Agent and Borrower Agent identify an ambiguity, omission, mistake, typographical error or other defect in any provision, schedule or exhibit of a Loan Document, they may amend, supplement or otherwise modify the Loan Document to cure it, and the modification shall be effective without action or consent by any other party to this Agreement.

14.2 Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OR STRICT LIABILITY OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that (i) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith or willful misconduct of such Indemnitee or a material breach in bad faith by such Indemnitee of the Loan Documents or (ii) arises from any dispute solely among the Indemnitees and not from any act or omission of any Obligor or its Affiliates, other than Claims against any agent or arranger in their capacities as such.

This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.3 Notices and Communications

14.3.1 Notice Address. Subject to Section 14.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. In addition, a Communication from Agent to Lenders or Borrowers may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing by the applicable Lender or Borrower Agent from time to time, or (ii) by posting the Communication on a website and sending the Lender or Borrower Agent notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by Agent to Lenders or Borrowers, when the Communication (or notice advising of its posting to a website) is sent to the Lender’s or Borrower Agent’s electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2 Communications. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3 Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if requested by Agent) to an electronic system maintained by it (“Platform”). Borrower Agent shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Communications and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform, except to the extent such errors, omission or issues arise as a result of Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,

NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system, except to the extent such losses, claims, damages, liabilities or expenses arise as a result of Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform.

14.3.4 Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market-related activities with respect to an Obligor’s securities.

14.3.5 Non-Conforming Communications. Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it was not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, varied from an earlier Communication or later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic Communication purportedly given by or on behalf of any Obligor.

14.3.6 Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.

14.4 Performance of Obligors’ Obligations. Agent may, in its Permitted Discretion at any time and from time to time, at Obligors’ expense with, unless an Event of Default is continuing, prior written notice to Borrowers (including by email), pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, promptly following written demand thereof, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed original counterpart.

14.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates (including, providing financing and other services for Compressco and its affiliates for which Agent, Lenders and their Affiliates shall have no duties or obligations to Obligors hereunder arising from such relationship). To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Obligors consent to the publication by Agent and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Obligors and Subsidiaries. Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.14 Consent to Forum; Bail-In of EEA Financial Institutions

14.14.1 Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.14.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.14.3 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

14.15 Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

14.15.1 Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.15.2 Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

14.16 Waivers by Obligors. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR WAIVES (a) THE RIGHT TO TRIAL BY JURY (WHICH EACH SECURED PARTY HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (b) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH AN OBLIGOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (c) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (d) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (e) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (f) ANY CLAIM AGAINST AN INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (g) NOTICE OF ACCEPTANCE HEREOF. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

14.18 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signatures Intentionally Omitted]

SCHEDULE 1.1

to

Loan, Security and Guaranty Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$35,000,000.00
IberiaBank, a Division of First Horizon	$20,000,000.00
Woodforest National Bank	$15,000,000.00
Total:	$70,000,000.00

Schedule 1.1